EXHIBIT 4.1

INDENTURE

Among

APOGENT TECHNOLOGIES INC.,

FISHER SCIENTIFIC INTERNATIONAL INC.,

and

THE BANK OF NEW YORK, as Trustee

FLOATING RATE CONVERTIBLE SENIOR DEBENTURES

DUE 2033

Dated as of August [3] , 2004

CROSS REFERENCE TABLE*

Trust Indenture	Indenture
Act Section	Section
310(a)(1)	5.11
(a)(2)	5.11
(a)(3)	n/a
(a)(4)	n/a
(a)(5)	5.11
(b)	5.3; 5.11
(c)	n/a
311(a)	5.12
(b)	5.12
(c)	n/a
312(a)	2.10
(b)	14.3
(c)	14.3
313(a)	5.7
(b)(1)	n/a
(b)(2)	n/a
(c)	n/a
(d)	n/a
314(a)	9.4
(b)	n/a
(c)(1)	n/a
(c)(2)	n/a
(c)(3)	n/a
(d)	n/a
(e)	n/a
(f)	n/a
315(a)	5.2
(b)	5.2; 5.6
(c)	5.2
(d)	5.2
(e)	4.14
316(a)(last sentence)	n/a
(a)(1)(A)	n/a
(a)(1)(B)	n/a
(a)(2)	n/a
(b)	n/a

i

Trust Indenture	Indenture
Act Section	Section
317(a)(1)	n/a
(a)(2)	n/a
(b)	n/a
318(a)	n/a

“n/a” means not applicable.

*This Cross Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

v

          INDENTURE, dated as of August [3], 2004, among Apogent Technologies Inc., a Wisconsin corporation, having its principal office at One Liberty Lane, Hampton, New Hampshire 03842 (the “Company”), Fisher Scientific International Inc., a Delaware Corporation, having its principal office at 1 Liberty Lane, Hampton, New Hampshire 03842 (“Fisher”) and The Bank of New York, a New York banking corporation, as Trustee (the “Trustee”), having its principal corporate trust office at 101 Barclay Street, Floor 8 West, New York, New York 10286.

RECITALS OF THE COMPANY

          The Company has duly authorized the creation of an issue of its Floating Rate Convertible Senior Debentures (the “Debentures”) due 2033, together with the guarantees of (1) Fisher pursuant to this Indenture forming a part hereof and (2) any other Guarantors (as defined below) pursuant to the terms of any indentures supplemental hereto that will form a part thereof upon the execution of such supplemental indenture (the “Guarantees” and, together with the Debentures, the “Securities”) having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when the Securities are duly executed by the Company and Fisher and the other Guarantors, if any, and authenticated and delivered hereunder and duly issued by the Company and Fisher and the other Guarantors, the valid obligations of the Company and Fisher and the other Guarantors, and to make this Indenture a valid and binding agreement of the Company and Fisher and the other Guarantors, in accordance with their and its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

          Section 1.1 Definitions.

          For all purposes of this Indenture and the Securities, the following terms are defined as follows:

     “Act”, when used with respect to any Holder of a Security, has the meaning specified in Section 14.4(a).

     “Adjusted Spread” means, with respect to any Reset Transaction, the arithmetic average of the spreads, expressed as a percentage, from 3-month LIBOR quoted by two Reference Dealers as the spread from 3-month LIBOR which should be used in calculating the rate at which the Interest Rate on the

Debentures should accrue so that the Fair Market Value, expressed in dollars, of a Debenture immediately after the later of:

     (a) the public announcement of the Reset Transaction; or

     (b) the public announcement of a change in dividend policy in connection with the Reset Transaction,

will equal the average Trading Price of the Debentures for the 20 Trading Days preceding the date of public announcement of the Reset Transaction or the change in dividend policy, as the case may be; provided that, in no event will the Interest Rate borne by the Debentures (without giving effect to any Contingent Interest) at any time after the first Interest Payment Date be less than the greater of (a) zero and (b) 3-month LIBOR, determined by the Calculation Agent in accordance with the Security attached as Annex A hereto, minus 125 basis points.

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Agent Member” has the meaning specified in Section 2.8.

     “Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

     “Board of Directors” means either the board of directors of the Company or Fisher, as applicable, or any committee of that board empowered to act for it with respect to this Indenture.

     “Board Resolution” means a resolution duly adopted by the applicable Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company or Fisher, as applicable, to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

     “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

     “Calculation Agent” means any Person authorized by the Company to perform the calculations required by this Indenture and the Security attached as Annex A hereto. Initially, the Calculation Agent shall be The Bank of New York.

     “Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in equity of such Person, whether now outstanding or issued after the date of this Indenture, including, without limitation, all common stock and preferred stock.

     “Cash Amount” has the meaning specified in Section 12.12 hereof.

     “Cash Settlement Averaging Period” means the 10 Trading Day period beginning on the third Trading Day after the delivery of the conversion notice pursuant to Section 12.1.

     “Change of Control” means the occurrence of any of the following after the original issuance of the Securities when any of the following has occurred:

     (1) the acquisition by any “person”, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of Fisher’s or the Company’s Capital Stock entitling such person to exercise 50% or more of the total voting power of all shares of such company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by Fisher, any of its Subsidiaries or any of its employee benefit plans (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

     (2) the first day on which a majority of the members of the Board of Directors of Fisher are not Continuing Directors; or

     (3) any consolidation or merger of Fisher or the Company with or into any other person (which for purposes of this definition has the meaning set forth in Section 13(d)(3) of the Exchange Act), any merger of another person into Fisher or the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of Fisher or the Company to another person, other than, in each case, (x) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of Fisher or the Company, as applicable and (ii) pursuant to which holders of Capital Stock of Fisher or the Company, as applicable, immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of such company entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction, (y) any such merger solely for the purpose of changing the jurisdiction of incorporation of Fisher or the Company, as applicable, and resulting in a reclassification, conversion or exchange of outstanding common stock of such company solely into shares of the common stock of the surviving entity, or (z) any consolidation or merger of Fisher or the Company with or into any Fisher Subsidiary, any merger of any Fisher Subsidiary into Fisher or the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of Fisher or the Company to any Fisher Subsidiary;

provided, however, that a Change of Control shall not be deemed to have occurred if the Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2) above, shall equal or exceed 110% of the Conversion Price of the Debentures in effect on each such Trading Day or at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Debentures become convertible solely into such common stock (and any rights attached thereto).

For the purposes of this definition, “beneficial ownership” shall be determined in accordance with Rule 13d-3 under the Exchange Act.

     “Change of Control Repurchase Date” has the meaning specified in Section 11.1(b) hereof.

     “Change of Control Repurchase Price” has the meaning specified in Section 11.1(b) hereof.

     “Change of Control Repurchase Right” has the meaning specified in Section 11.1(b) hereof.

     “Clearstream” means Clearstream Banking, société anonyme (or any successor securities clearing agency).

     “Commission” means the Securities and Exchange Commission or any successor agency.

     “Common Stock” means any stock of any class of Fisher which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Fisher and which is not subject to redemption by Fisher. However, subject to the provisions of Section 12.2 hereof, shares issuable on conversion of the Debentures shall include only shares of the class designated as Common Stock, par value $0.01 per share, of Fisher at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of Fisher and which are not subject to redemption by Fisher, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

     “Company Notice” has the meaning specified in Section 11.2(a).

     “Company Order” means a written order signed in the name of the Company by any Officer.

     “Contingent Interest” has the meaning specified in Section 2.1(d) hereof.

     “Contingent Payment Regulations” has the meaning specified in Section 9.6 hereof.

     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Fisher who (i) was a member of the Board of Directors of Fisher on August [3], 2004 or (ii) was nominated for election or elected to the Board of Directors of Fisher with the approval of two thirds of the Continuing Directors who were members of the Board of Directors of Fisher at the time of a new director’s nomination or election.

     “Conversion Agent” means any Person authorized by the Company to convert Debentures in accordance with Article 12. Initially, the Conversion Agent shall be The Bank of New York.

     “Conversion Date” means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Debentures.

     “Conversion Obligation” means the Company’s obligation pursuant to Article 12 to deliver Common Stock, cash or a combination of cash and Common Stock.

     “Conversion Price” means the principal amount of Debentures that can be exchanged for one share of Common Stock (initially $59.09), subject to adjustments set forth herein.

     “Conversion Rate” means the number of shares of Common Stock into which each $1,000 principal amount of Debentures is convertible, which is initially approximately 16.9233, subject to adjustments as set forth herein.

     “Conversion Value” means, on any day, the product of the Sale Price for the Common Stock on such day multiplied by the then-applicable Conversion Rate.

     “Corporate Trust Office” means for purposes of presentation or surrender of Debentures for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, the office of the Trustee located in New York, New York at which at any particular time its corporate trust business shall be administered (which at the date of this Indenture is located at 101 Barclay Street, Floor 8 West, New York, New York 10286).

     “corporation” means any corporation, association, limited liability company, company and business trust.

     “Credit Agreement” means the bank credit agreement dated as of July 29, 2003, among the Company, certain subsidiary guarantors and co-borrowers thereto and the several lenders parties thereto, as such Credit Agreement is amended, modified or supplemented from time to time in accordance with the terms thereof.

     “Current Market Price” has the meaning set forth in Section 12.3(g).

     “Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     “Debentures” has the meaning specified in the first paragraph under the caption “Recitals of the Company.”

     “Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

     “Defaulted Payment” has the meaning specified in Section 4.1(b).

     “Defaulted Interest” has the meaning specified in Section 2.17.

     “Depositary” means The Depository Trust Company, its nominees and their respective successors.

     “Dividend Yield” on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on such security for such period, divided by, if with respect to dividends paid on such security, the average Sale Price of such security during such period and, if with respect to dividends proposed to be paid on such security, the Sale Price of such security on the effective date of the related Reset Transaction.

     “Dollar” or “$” means a U.S. dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

     “Euroclear” means Euroclear Bank. S.A./N.V., as operator of the Euroclear System (or any successor securities clearing agency).

     “Event of Default” has the meaning specified in Section 4.1.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder.

     “Excluded Subsidiary” means any Subsidiary of the Company that is not or has ceased to be a guarantor of the Company’s indebtedness under the Credit Agreement and is not a “Borrower” under the Credit Agreement (as defined therein).

     “Expiration Time” has the meaning specified in Section 12.3(f).

     “Excess Amount” has the meaning specified in Section 12.3(f).

     “Ex-Dividend Time” means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

     “Fair Market Value” has the meaning set forth in Section 12.3(g).

     “Fisher” means the corporation named as “Fisher” in the first paragraph of this instrument until a successor Person shall have become obligated under this Indenture pursuant to Section 12.4 hereof.

     “Fisher Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by Fisher or by one or more other such corporations, or by Fisher and one or more other such corporations.

     “GAAP” has the meaning set forth in Section 1.3.

     “Global Security” has the meaning specified in Section 2.2.

     “Guarantees” means the obligations of the Guarantors described herein.

     “Guarantors” means (i) Fisher and (ii) each Person who becomes a Guarantor pursuant to Section 13.1 of this Indenture; provided that, pursuant to Section 13.2 hereof, a Subsidiary shall no longer be deemed a Guarantor pursuant to this clause (ii) if it is released from its Guarantee pursuant to Section 13.2 hereof.

     “Holder", when used with respect to any Security, including any Global Security, means the Person in whose name the Security is registered in the Register.

     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

     “Interest” means, with respect to any Debenture, the interest payable on such Debenture based upon the applicable Interest Rate.

     “Interest Adjustment Date” shall have the meaning set forth in the Security attached as Annex A hereto.

     “Interest Determination Date” shall have the meaning set forth in the Security attached as Annex A hereto.

     “Interest Payment Date” means each of March 15, June 15, September 15 and December 15, unless any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a Business Day, in which case the Interest Payment Date will be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, that Interest Payment Date will be the immediately preceding Business Day). If the maturity date of the Debentures is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day, with the same force and effect as if made on the maturity date, and no additional interest will be payable as a result of such a delay in payment.

     “Interest Rate” has the meaning specified in Section 2.1(c).

     “Issue Date” means August [3], 2004.

     “London banking day” shall have the meaning set forth in the Security attached as Annex A hereto.

     “Maturity” means the date on which the Outstanding principal amount, Redemption Price or Repurchase Price with respect to a Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a repurchase right or otherwise.

     “Moneyline Telerate Page 3750” shall have the meaning set forth in the Security attached as Annex A hereto.

     “Nasdaq National Market” means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

     “Non-Electing Share” has the meaning specified in Section 12.4.

          “Obligations” means any principal, interest, including interest accruing on or after the filing of any petition of bankruptcy or for reorganization (whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, guarantees and other liabilities or amounts payable under the documentation governing any indebtedness or in respect thereto.

      “Officer” of the Company, Fisher or a Guarantor means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, any Vice President or the Secretary or any Assistant Secretary, or persons holding similar positions of the Company, Fisher or a Guarantor, as the case may be.

      “Officers’ Certificate” means, with respect to the Company or Fisher, a certificate signed by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President of the Company or Fisher, as applicable, and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company or Fisher, as applicable, and delivered to the Trustee.

      “Opinion of Counsel” means, with respect to the Company or Fisher a written opinion of counsel, who may be counsel to the Company or Fisher, as applicable (and may include directors or employees of the Company or a Fisher, as applicable) and in form and substance acceptable to the Trustee.

     “Optional Repurchase Date” has the meaning specified in Section 11.1(a) hereof.

     “Optional Repurchase Price” has the meaning specified in Section 11.1(a) hereof.

     “Optional Repurchase Right” has the meaning specified in Section 11.1(a) hereof.

     “Outstanding", when used with respect to Debentures, means, as of the date of determination, all Debentures theretofore authenticated and delivered under this Indenture, except Debentures:

     (1) previously canceled by the Trustee or delivered to the Trustee for cancellation;

     (2) for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debentures; provided, however, that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

     (3) which have been paid in exchange for or in lieu of other Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Security in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debentures are present at a meeting of Holders of Debentures for quorum purposes or have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment or modification hereunder, Debentures held for the account of the Company or Fisher or of any of their Affiliates shall be disregarded and deemed not to be Outstanding, except that in determining whether the Trustee shall be protected in making such a determination or relying upon any such quorum, consent or vote, only Debentures which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

     “Paying Agent” has the meaning specified in Section 2.5.

     “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

     “Physical Securities” means Securities issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, that are not Global Securities.

     “Place of Conversion” means any city in which any Conversion Agent is located.

     “Place of Payment” means any city in which any Paying Agent is located.

     “Predecessor Security” of any particular Security, means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.12 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     “Record Date” has the meaning assigned to it in Section 12.3(g).

     “Redemption Date", when used with respect to any Debenture to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     “Redemption Price", when used with respect to any Debenture to be redeemed, means 100% of the principal amount of the Debenture.

     “Reference Dealer” means a dealer engaged in the trading of convertible securities selected by the Company (or its successor) for the purpose for which such dealers are quoted or otherwise to which they are referred herein.

     “Reference Period” has the meaning set forth in Section 12.3(d).

     “Register” has the meaning specified in Section 2.5.

     “Registrar” has the meaning specified in Section 2.5.

     “Regular Record Date” for the Interest (including Contingent Interest) payable on the Debentures means March 1, June 1, September 1 and December 1 (whether or not a Business Day), as applicable, next preceding the corresponding Interest Payment Date.

     “Repurchase Date” has the meaning specified in Section 11.1(b) hereof.

     “Repurchase Notice” has the meaning specified in Section 11.2(a) hereof.

     “Repurchase Price” has the meaning specified in Section 11.1(b) hereof.

     “Repurchase Right” has the meaning specified in Section 11.1(b) hereof.

     “Reset Transaction” means any of (1) a merger, consolidation or statutory share exchange to which the entity that is the issuer of the shares of the common stock into which the Debentures are then convertible is a party, (2) a sale of all or substantially all the assets of that entity, (3) a recapitalization of the common stock of that entity or (4) a distribution contemplated by Section 12.3(d), in any case, after the effective date of which transaction or distribution the Debentures would be convertible into either:

     (a) shares of an entity, the common stock of which had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution that was more than 2.5 percentage points higher than the Dividend Yield on the Common Stock (or other common stock then issuable upon a conversion of the Debentures) for the four fiscal quarters preceding the public announcement of such transaction or distribution; or

     (b) shares of an entity that announces a dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such entity’s common stock for the next four fiscal quarters that would be more than 2.5 percentage points higher than the Dividend Yield on the Common Stock (or other common stock then issuable upon conversion of the Debentures) for the four fiscal quarters preceding the public announcement of the transaction or distribution.

     “Responsible Officer", when used with respect to the Trustee, means any officer of the Trustee, including any vice president, assistant vice president, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

     “Restricted Securities” means the Securities defined as such in Section 2.3(a).

     “Restricted Securities Legend” has the meaning set forth in Section 2.3(a).

     “Rule 144” means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

     “Rule 144A” means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

     “Sale Price” of a security on any date of determination means:

     (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

     (2) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

     (3) if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

     (4) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data

Corporation is not quoting such price, a similar quotation service selected by the Company; or

     (5) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security.

     “Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company”.

     “Securities Act” means the Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder.

     “Significant Subsidiary” has the meaning assigned to it under Rule 405 of the Securities Act.

     “Spin-off” has the meaning assigned to it in Section 12.3(d).

     “Stated Maturity” has the meaning assigned to it in Section 2.1(b).

     “Subsidiary” means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

     “3-month LIBOR” shall have the meaning set forth in the Security attached as Annex A hereto.

     “TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa 77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.

     “Trading Day” means:

     (1) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

     (2) if that security is not listed on the New York Stock Exchange, a day on which trades may be made on the Nasdaq National Market;

     (3) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

     (4) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     “Trading Price” of a Debenture on any date of determination means:

     (1) the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Company or the Conversion Agent for $10,000,000 principal amount of the Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company;

     (2) if at least three such bids cannot reasonably be obtained by the Company or the Conversion Agent, but two such bids are obtained, then the average of the two bids shall be used;

     (3) if only one such bid can reasonably be obtained by the Company or the Conversion Agent, this one bid shall be used; or

     (4) if the Company or the Conversion Agent cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Debentures from a nationally recognized securities dealer or in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Debentures, then the trading price per $1,000 principal amount of the Debentures will equal (i) the then-applicable Conversion Rate of the Debentures multiplied by (ii) the Sale Price of the Common Stock on such determination date.

     “Transfer Agent” means Mellon Investor Services LLC (or any successor thereto).

     “Trigger Event” has the meaning specified in Section 12.3(d).

     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

     “Vice President", when used with respect to the Company or any Guarantor, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

     “Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          Section 1.2 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

     “indenture securities” means the Securities;

     “indenture security holder” means a Holder;

     “indenture to be qualified” means this Indenture;

     “indenture trustee” or “institutional trustee” means the Trustee; and

     “obligor” on the Securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

          Section 1.3 Rules of Construction.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States prevailing at the time of any relevant computation hereunder (“GAAP”);

     (3) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (4) all references to section and article numbers in this Indenture shall refer to sections and articles hereof, unless otherwise specified.

ARTICLE 2

THE SECURITIES

          Section 2.1 Title and Terms.

          (a) The Debentures shall be designated as the “Floating Rate Convertible Senior Debentures due 2033” of the Company. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is limited to $[345] million, except for Debentures authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Debentures pursuant to Sections 2.7, 2.8, 2.12, 7.5 or 10.7, hereof. The Debentures shall be issuable in denominations of $1,000 or integral multiples thereof.

          (b) The Debentures shall mature on December 15, 2033 (the “Stated Maturity").

          (c) Debentures shall bear Interest from the Issue Date until the principal amount thereof is paid or made available for payment, or until such date on which the Debentures are converted, redeemed or purchased as provided herein at a per annum rate which will equal 3-month LIBOR, adjusted quarterly by the Calculation Agent in accordance with the Security attached as Annex A hereto, minus a spread of 125 basis points, which spread may be reset upon the occurrence of a Reset Transaction, to, but not including, the effective date of any succeeding Reset Transaction (as adjusted as provided herein and the Debentures, the “Interest Rate”). The Interest Rate for the initial interest period commencing on the Issue Date shall be 0.27% per annum. Notwithstanding anything to the contrary contained herein or in the form of Security, the Interest Rate will never be less than zero. Interest shall be payable quarterly in arrears on each Interest Payment Date, commencing September 15, 2004, with interest payable in Dollars to Holders in whose names the Debentures are registered at the close of business on the preceding Regular Record Date, except as otherwise provided herein and in the Debentures.

          (d) In addition, interest (the “Contingent Interest") will accrue on each Debenture during any quarterly interest period commencing with the quarterly interest period beginning December 15, 2009, if the average Trading Price of a Debenture for the five Trading Days ending on the second Trading Day immediately preceding the beginning of the relevant quarterly interest period equals 120% or more of the principal amount of such Debenture. The amount of Contingent Interest payable in respect of any quarterly period will equal 0.0625% of the average Trading Price of the Debentures over the measuring period triggering the Contingent Interest payment. Upon determination that Holders of Debentures will be entitled to receive Contingent Interest during any relevant quarterly interest period, on or prior to the start of the relevant quarterly interest period, the Company shall issue a press release and publish information with respect to any Contingent Interest on its web site. The Company shall pay Contingent Interest, if any, in the same manner as it shall pay Interest pursuant to Section 2.1(c) hereof and the obligations of Holders in respect of the payment of Contingent Interest in connection with the conversion of any Debenture will also be the same as described in Section 2.1(f) hereof.

          (e) Interest (including Contingent Interest) on the Debentures shall be computed on the basis of the actual number of days for which Interest is payable in the relevant interest period, divided by 360. For purposes of determining the Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers’ Certificate stating that a Reset Transaction has occurred and specifying the Adjusted Spread then in effect.

          (f) Interest (including Contingent Interest) shall be due and payable on a Debenture as follows:

     (1) A registered Holder of any Debenture as of the close of business on a Regular Record Date shall be entitled (except as otherwise indicated in this Section 2.1(f)) to receive and shall receive, as the registered Holder as of such Regular Record Date, Interest (including Contingent Interest) on such Debenture on the corresponding Interest Payment Date (other than any Debenture whose Stated Maturity is prior to such Interest Payment Date).

     (2) In the event that a Debenture becomes subject to redemption pursuant to Article 10 and the Redemption Date occurs after a Regular Record Date, the Person whose Debenture becomes subject to redemption (and only such Person rather than the Holder as of such Regular Record Date) shall be entitled to receive and shall receive accrued and unpaid Interest (including Contingent Interest) from the preceding Interest Payment Date (or such earlier date on which Interest, including Contingent Interest, if any, was last paid) to but not including the Redemption Date on such Debenture, even if such Person is not the Holder of such Debenture.

     (3) In the event that a Debenture becomes subject to purchase pursuant to Article 11, a Holder of any Debenture who exercises a repurchase right with respect to such Debenture shall be entitled to receive and shall receive Interest (including Contingent Interest) to but not including the applicable purchase date for such Debenture, which amount shall be included in the applicable purchase price thereof.

     (4) In the event that a Debenture is converted pursuant to Article 12, the Holder who converts such Debenture on any date other than an Interest Payment Date shall not be entitled to accrued and unpaid Interest (including Contingent Interest) from the preceding Interest Payment Date until the Conversion Date, or otherwise, on such Debenture, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited; and, accordingly, a Holder which converts a Debenture after a Regular Record

Date but prior to the corresponding Interest Payment Date will receive accrued and unpaid Interest (including Contingent Interest) for such period on such Interest Payment Date but will be required to remit to the Company an amount equal to that Interest (including Contingent Interest) at the time such Holder surrenders the Debenture for conversion. The preceding sentence does not apply, however, to a Holder that converts, after a Regular Record Date for an interest payment date but prior to the corresponding Interest Payment Date, Debentures that the Company calls for redemption prior to such conversion on a Redemption Date that is after such Regular Record Date and prior to such Interest Payment Date.

          (g) Payment of any principal, Redemption Price, Repurchase Price and Interest and Contingent Interest, if any, on, Global Securities shall be payable by the Company to the Depositary in immediately available funds.

          (h) Payment of any principal on Physical Securities shall be made at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest, including Contingent Interest, if any, on Physical Securities will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon written application to the Registrar not later than the relevant Regular Record Date by a Holder of a principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

          (i) The Debentures are redeemable at the option of the Company as provided in and subject to Article 10.

          (j) The Debentures shall be purchased by the Company at the option of Holders as provided in and subject to Article 11.

          (k) The Debentures shall be convertible at the option of the Holders as provided in and subject to Article 12.

          (l) The Debentures shall be jointly and severally guaranteed by the Guarantors as provided in Article 13 hereof.

          Section 2.2 Form of Securities.

          (a) Except as otherwise provided pursuant to this Section 2.2, the Securities are issuable in fully registered form without coupons, in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.3. The Securities are not issuable in bearer form. The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          (b) The Securities will be issued on the Issue Date in the form of one or more permanent global Securities in fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3 (each a “Global Security” and collectively the “Global Securities"). Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as Custodian, at its Corporate Trust Office. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

          (c) Physical Securities may be exchanged for interests in Global Securities pursuant to Section 2.8(d) only. Physical Securities shall be duly executed by the Company and authenticated and delivered by the Trustee shall be registered, in the case of Physical Securities issued pursuant to Section 2.8(d), in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by the Global Security or Global Securities (or any nominee thereof) being exchanged.

          Section 2.3 Legends.

          (a) Restricted Securities Legends.

          Each share of Common Stock issued upon conversion of any Debenture issued hereunder before the date upon which the Fisher guarantee of the Debentures becomes effective pursuant to Section 13.3 of this Indenture, shall, upon issuance, bear the legend set forth in Section 2.3(a)(i) (a “Restricted Securities Legend”), and such legend shall not be removed except as provided in Section 2.3(a)(ii). Each share of Common Stock issued upon conversion of such Debenture that bears or is required to bear the Restricted Securities Legend (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.3(a) (including the Restricted Securities Legend set forth below), and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, shall be deemed to have agreed to be bound by the restrictions on transfer set forth herein.

          As used in Section 2.3(a), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

     (i) Restricted Securities Legend for Common Stock Issued Upon Conversion of the Debentures.

          Until the expiration of the period of time specified in Section 2.3(a)(ii) below, any shares of Common Stock issued upon conversion of any Debenture issued hereunder before the date upon which the Fisher guarantee of the Debentures becomes effective pursuant to Section 13.3 of this Indenture shall bear a Restricted Securities Legend in substantially the following form:

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED,

(1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT IS PURCHASING COMMON STOCK IN AN AGGREGATE PRINCIPAL AMOUNT OF AT LEAST $100,000 AND THAT PRIOR TO SUCH TRANSFER, FURNISHES TO MELLON INVESTOR SERVICES LLC AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND WARRANTIES RELATING TO THE RESTRICTIONS ON TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER;

(2) PRIOR TO ANY SUCH TRANSFER OTHER THAN A TRANSFER PURSUANT TO CLAUSE (1)(D) ABOVE, IT WILL FURNISH TO MELLON INVESTOR SERVICES LLC (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND

(3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT

TO A CLAUSE (1)(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE (1)(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE ORIGINAL ISSUANCE OF THE SECURITY UPON THE CONVERSION OF WHICH THE COMMON STOCK EVIDENCED HEREBY WAS ISSUED.

          (ii) Removal of the Restricted Securities Legends.

          All shares of Common Stock issued upon conversion of any Debenture before the date upon which the Fisher Guarantee (as defined herein) becomes effective pursuant to Section 13.3 of this Indenture shall bear the Restricted Securities Legend, until the earlier of:

     (1) the date which is two years after the original issuance date of such shares of Common Stock; and

     (2) the date such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such sale).

The Holder must give notice thereof to the Trustee, as applicable.

          In the event Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then the references in the restrictive legends set forth above and in the corresponding transfer restrictions described above to “TWO YEARS” and “two years,” respectively, will be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers’ Certificate of the Company and an Opinion of Counsel to that effect. As soon as practicable after the Company knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Company will provide to the Trustee an Officers’ Certificate of the Company and an Opinion of Counsel of the Company as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

          Notwithstanding the foregoing, the Restricted Securities Legend may be removed if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel, as may be reasonably required by the Company that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such shares of Common Stock will not violate the registration requirements of the Securities Act. Upon provision of such satisfactory evidence, the Transfer Agent, at the written direction of the Company, shall authenticate and deliver in exchange for such shares of Common Stock another certificate representing an equal number of shares of Common Stock that does not bear such legend. If the Restricted Securities Legend has been removed from such shares of Common Stock as provided above, no other shares of Common Stock issued in exchange for all or any part of such shares of Common Stock shall bear such legend, unless the Company has reasonable cause to believe that such other shares of Common Stock are “restricted securities” within the meaning of Rule 144 and instructs the Transfer Agent in writing to cause a Restricted Securities Legend to appear thereon.

          Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions set forth in Section 2.3(a)(ii) for removal of the Restricted Securities Legend have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the Restricted Securities Legend.

          (b) Global Security Legend.

          Each Global Security shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          (c) Legend for Physical Securities.

          Physical Securities, in addition to the legend set forth in Section 2.3(a)(i), will also bear a legend substantially in the following form:

THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD EITHER NO SECURITIES OR A MINIMUM AGGREGATE BENEFICIAL INTEREST IN THE SECURITIES OF AT LEAST TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

          (d) Tax Legend.

          All Securities, in addition to any other legends required by this Section 2.3, will also bear a legend substantially in the following form:

THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATION § 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, YOU SHOULD SUBMIT A WRITTEN REQUEST FOR IT TO THE COMPANY AT THE COMPANY’S ADDRESS SPECIFIED IN SECTION 14.2 OF THE INDENTURE.

          Section 2.4 Execution, Authentication, Delivery and Dating of the Securities.

          (a) Two Officers shall execute the Securities on behalf of the Company by manual or facsimile signature. Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

          (b) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise. No Security shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          (c) Each Security shall be dated the date of its authentication. The Trustee shall authenticate and deliver Securities for original issue upon one or more Company Orders without any further action by the Company. The aggregate principal amount of Securities Outstanding at any time may not exceed $[345] million.

          Section 2.5 Registrar, Paying Agent and Calculation Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar") and an office or agency where Securities may be presented for payment (the “Paying Agent"). The Registrar shall keep a register of the Securities (the “Register") and of their transfer and exchange. The Company may appoint one or more co Registrars and one or more additional Paying Agents for the Securities. The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional registrar. The Company may change any Paying Agent or Registrar without prior notice to any Holder.

          The Company shall also appoint a Calculation Agent to perform the calculations required pursuant to this Indenture and the Securities.

          The Company will cause each Paying Agent (other than The Bank of New York) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

     (1) hold all sums of money or Common Stock held by it for the payment of any amounts due and payable in respect of the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

     (2) give the Trustee notice of any Default by the Company in the making of any such payment; and

     (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent, or Calculation Agent, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its subsidiaries or the Affiliates of the foregoing shall act:

     (1) as Paying Agent in connection with redemptions, offers to purchase and discharges, except as otherwise specified in this Indenture, and

     (2) as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

          The Company hereby initially appoints The Bank of New York as Registrar, Paying Agent and Calculation Agent.

          Section 2.6 Paying Agent to Hold Assets in Trust.

          Not later than 10:00 a.m. (New York City time) on or prior to each due date of payments in respect of any Security, the Company shall deposit with one or more Paying Agents a sum of money in immediately available funds sufficient to make such payments when so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.

          The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.

          If the Company shall act as a Paying Agent, it shall, prior to or on each such due date, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay such amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

          Section 2.7 General Provisions Relating to Registration, Transfer and Exchange.

          The Securities are issuable only in registered form. A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Furthermore, any Holder of a Global Security shall, by acceptance of such Global

Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

          When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements hereunder for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder). Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon issuances pursuant to Section 2.12 and exchanges pursuant to Sections 2.14, 7.5 or 10.7).

          Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

     (1) for a period of 15 days prior to the day of mailing of notice of redemption of Securities under Article 10 hereof;

     (2) so selected for redemption or, if a portion of any Security is selected for redemption, such portion thereof selected for redemption; or

     (3) surrendered for conversion or, if a portion of any Security is surrendered for conversion, such portion thereof surrendered for conversion.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          Section 2.8 Book-Entry Provisions for the Global Securities.

          (a) The Global Securities initially shall:

     (1) be registered in the name of the Depositary; and

     (2) be delivered to the Trustee as custodian for such Depositary, for credit to the accounts of the members of, participants in, the Depositary (the “Agent Members”) holding the Securities evidenced thereby, registered with the Depositary for credit to the accounts of the Agent Members then holding such Securities on behalf of Euroclear or Clearstream, as applicable).

          Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security. With respect to any Global Security deposited on behalf of the subscribers for the Securities represented thereby with the Trustee as custodian for the Depositary for credit to their respective accounts (or to such other accounts as they may direct) at Euroclear or Clearstream, the provisions of the “Operating Procedures of the Euroclear System” and the “Terms and Conditions Governing Use of Euroclear” and the “Management Regulations” and “Instructions to Participants” of Clearstream, respectively, shall be applicable to the Global Securities.

          (b) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (c) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary, and no such transfer to any such other Person may be registered. Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.9 hereof.

          (d) If at any time:

     (1) the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Securities, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice or cessation;

     (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or

     (3) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Securities in exchange for such Global Security or Global Securities, then the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities (which certificate and order the Company shall promptly deliver to the Trustee), shall authenticate and deliver in exchange for such Global Security or Global Securities, Physical Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities. Such Physical Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

          (e) In connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.8(d) hereof, the Registrar shall reflect on its books and records the date and a decrease in the aggregate principal amount of such Global Security in an amount equal to the aggregate principal amount of the beneficial interest in such Global Security to be transferred in the form of Physical Securities.

          Section 2.9 [Reserved].

          Section 2.10 Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as applicable.

          Section 2.11 Persons Deemed Owners.

          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price or Repurchase Price in respect thereof and Interest (including Contingent Interest) thereon, if any, for any purpose under this Indenture, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          Section 2.12 Mutilated, Destroyed, Lost or Stolen Securities.

          If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

          If there is delivered to the Company and the Trustee

     (1) evidence to their satisfaction of the destruction, loss or theft of any Security, and

     (2) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the condition set forth in the preceding paragraph.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Security issued pursuant to this Section 2.12 in lieu of any destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          Section 2.13 Treasury Securities.

          In determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only such Securities of which a Responsible Officer of the Trustee has received written notice and are so owned shall be so disregarded.

          Section 2.14 Temporary Securities.

          Pending the preparation of Securities in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Securities (printed or lithographed). Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every such temporary Security shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in definitive form. Without unreasonable delay, the Company will execute and deliver to the Trustee Securities in definitive form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than any such Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal principal amount of Securities in definitive form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in definitive form authenticated and delivered hereunder.

          Section 2.15 Cancellation.

          All Securities surrendered for payment, redemption, purchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Securities so delivered shall be canceled promptly by the Trustee, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. Upon written instructions of the Company, the Trustee shall dispose of canceled Securities in accordance with its procedures for the disposition of cancelled securities in effect as of the date of such disposition. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

          Section 2.16 CUSIP Numbers.

          The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the

Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

          Section 2.17 Defaulted Interest.

          If the Company fails to make a payment of principal, Redemption Price, Repurchase Price or Interest (including Contingent Interest) on any Debenture when due and payable, it shall pay Interest (including Contingent Interest) on such amounts (to the extent lawful), which shall be calculated using the applicable Interest Rate (such amounts, the “Defaulted Interest”). The Company may elect to pay such Defaulted Interest, plus any other Interest (including Contingent Interest) payable on it, to the Persons who are Holders on which the Interest (including Contingent Interest) is due on a subsequent special record date. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Debenture. The Company shall fix any such special record date and payment date for such payment. At least 15 days before any such special record date, the Company shall mail to Holders affected thereby a notice that states the special record date, the Interest Payment Date and amount to be paid.

ARTICLE 3

DISCHARGE OF INDENTURE

          Section 3.1 Discharge of Liability on Securities.

          When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.12) for cancellation or (ii) all outstanding Securities have become due and payable at their Stated Maturity or all outstanding Securities have been redeemed and the Company has deposited with the Trustee cash or, in the event of conversions pursuant to Article 12 (subject to the provisions of Section 12.12), Common Stock and/or cash sufficient to pay all amounts and deliver all Common Stock due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.12) on the date of their Stated Maturity, the Redemption Date or the Conversion Date, as the case may be, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 5.8, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and Opinion of Counsel and at the cost and expense of the Company.

          Section 3.2 Repayment to the Company.

          The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such money or securities for that period commencing after the return thereof.

ARTICLE 4

DEFAULTS AND REMEDIES

          Section 4.1 Events of Default.

          An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) the Company defaults in converting the Debentures into shares of Common Stock and/or cash upon exercise of a Holder’s conversion right;

          (b) the Company defaults in the payment of the principal amount, Redemption Price or Repurchase Price (each, a “Defaulted Payment") on any Outstanding Debentures when the same becomes due and payable at its Stated Maturity, upon redemption, repurchase, upon declaration, when due for purchase by the Company or otherwise;

          (c) the Company defaults in the payment of an installment of Interest (including Contingent Interest) on any Debenture when it becomes due and payable and such default continues for a period of 30 days;

          (d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture and the default continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures;

          (e) the Company defaults under any indebtedness for money borrowed by the Company, any Guarantor or any Subsidiary that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, the aggregate outstanding principal amount of which is in an amount in excess of $25.0 million, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Outstanding Debentures, which default (i) is caused the Company’s failure to pay when due principal or interest on such indebtedness by the end of the applicable grace period, if any, unless such indebtedness is discharged or (ii)

results in the acceleration of such indebtedness, unless such acceleration is waived, cured, rescinded or annulled; and

          (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company or any Guarantor, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company or any Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Guarantor, under any applicable U.S. federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

          (g) the commencement by the Company or any Guarantor of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Guarantor or any Subsidiary that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Guarantor or any Subsidiary that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Guarantor, or the filing by the Company or any Guarantor or any Subsidiary that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company or any Guarantor to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Guarantor or of any substantial part of its property, or the making by the Company or any Guarantor or any Subsidiary that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, of an assignment for the benefit of creditors, or the admission by the Company or any Guarantor or any Subsidiary that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Guarantor or any Subsidiary that is a Significant Subsidiary or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, expressly in furtherance of any such action; and

          (h) except in accordance with Section 13.3 hereof, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid.

          A Default under clause (d) or (e) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% of the principal amount of the Debentures at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (d) or (e) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

          The Trustee shall, within 90 days of the occurrence of a Default, give to the Holders of the Securities notice of all uncured Defaults known to it and written notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default; provided, however, the Trustee shall be protected in withholding such notice if it, in good faith, determines that the withholding of such notice is in the best interest of such Holders, except in the case of a Default in the payment of the Principal of or Interest (including Contingent Interest) on, any of the Securities when due or in the payment of any redemption or Repurchase Right.

          Section 4.2 Acceleration of Maturity; Rescission and Annulment.

          If an Event of Default with respect to Outstanding Debentures (other than an Event of Default specified in Section 4.1(f) or 4.1(g) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Debentures, by written notice to the Company, may declare due and payable 100% of the principal amount of all Outstanding Debentures, plus any accrued and unpaid Interest (including Contingent Interest), to the date of payment. Upon a declaration of acceleration, such principal amount, and accrued and unpaid Interest (including Contingent Interest) to the date of payment shall be immediately due and payable. If an Event of Default specified in Section 4.1(f) and 4.1(g) occurs, the principal, and accrued and unpaid Interest (including Contingent Interest) on the Outstanding Debentures shall become and be immediately due and payable. Once the principal and accrued and unpaid Interest (including Contingent Interest) on the Outstanding Debentures shall become and be immediately due and payable, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders at appropriate judicial proceedings.

          Section 4.3 Other Remedies.

          If an Event of Default with respect to Outstanding Debentures occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the Defaulted Payment or Interest (including Contingent Interest) due and payable on the Debentures or to enforce the performance of any provision of the Securities.

          The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Securities, even if it does not possess any of the Securities or does not produce any of them in the proceeding.

          Section 4.4 Waiver of Past Defaults.

          The Holders, either (a) through the written consent of not less than a majority of the principal amount of the Outstanding Debentures, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Debentures at which a quorum is present, by the Holders of at least a majority of the principal amount of the Outstanding Debentures represented at such meeting, may, on behalf of the Holders of all of the Debentures, waive an existing Default or Event of Default, except a Default or Event of Default:

     (1) set forth in Sections 4.1(a), (b) and (c), provided, however, that subject to Section 4.7, the Holders of a majority of the principal amount of the Outstanding Debentures may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration; or

     (2) in respect of a covenant or provision hereof which, under Section 7.2 hereof, cannot be modified or amended without the consent of the Holders of each Outstanding Debentures affected;

provided that any such waiver or rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 4.1(e) and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon; and provided, further, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

          Section 4.5 Control by Majority.

          The Holders of a majority of the principal amount of the Outstanding Debentures (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

     (1) conflicts with any law or with this Indenture;

     (2) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

     (3) may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          Section 4.6 Limitation on Suit.

          No Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

     (1) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

     (2) the Holders of at least 25% of the principal amount of the Outstanding Debentures shall have made written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

     (4) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

     (5) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority of the principal amount of the Outstanding Debentures (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

          Section 4.7 Unconditional Rights of Holders to Receive Payment and to Convert.

          Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to receive payment of the principal amount, Redemption Price or Repurchase Price, and Interest (including Contingent Interest) in respect of the Debentures held by such Holder, on or after the respective due dates expressed in the Debenture or any Redemption Date or Repurchase Date, and to convert the Debenture in accordance with Article 12, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, and such rights shall not be impaired or affected adversely without the consent of such Holder.

          Section 4.8 Collection of Indebtedness and Suits for Enforcement by the Trustee.

          The Company covenants that if:

     (1) a Default or Event of Default is made in the payment of Interest (including Contingent Interest) on any Debenture when such Interest (including Contingent Interest) becomes due and payable and such Default or Event of Default continues for a period of 30 days; or

     (2) a Default or Event of Default is made in the payment of the principal amount, Redemption Price or Repurchase Price on any Debenture when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration when due for purchase by the Company or otherwise, then the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Debenture, the entire principal then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2 hereof) on such Debenture for any such amounts and, to the extent legally enforceable, Interest (including Contingent Interest) on such Debenture, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 4.9 Trustee May File Proofs of Claim.

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal amount, Redemption Price, Repurchase Price or Interest (including Contingent Interest) in respect of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (1) to file and prove a claim for the whole amount of the principal amount, Redemption Price, Repurchase Price or Interest (including Contingent Interest) owing and unpaid in respect of the Debentures and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Debentures allowed in such judicial proceeding and

     (2) to collect and receive any monies, Common Stock or other property payable or deliverable on any such claim and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Debentures to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Debentures, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

          Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Debenture, any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Debenture in any such proceeding.

          Section 4.10 Restoration of Rights and Remedies.

          If the Trustee or any Holder of a Debenture has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Debentures shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 4.11 Rights and Remedies Cumulative.

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.12, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 4.12 Delay or Omission Not Waiver.

          No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as applicable.

          Section 4.13 Priorities.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee:

          FIRST: to the payment of all amounts due to the Trustee under Section 5.8;

          SECOND: to Holders for amounts due and unpaid on the Securities for the principal amount, Redemption Price, Repurchase Price or Interest (including Contingent Interest) as applicable, ratably, without preference or priority of any kind, according to such amounts due and payable on the Debentures; and

          THIRD: any remaining amounts shall be repaid to the Company.

          The Trustee may fix a special record date and payment date for any payment to Holders pursuant to this Section 4.13. At least 15 days before such special record date, the Trustee shall mail to each Holder and the Company a notice that states the special record date, the payment date and the amount to be paid.

          Section 4.14 Undertaking for Costs.

          All parties to this Indenture agree, and each Holder of any Debenture by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the principal amount of the Outstanding Debentures, or to any suit instituted by any Holder of any Debenture for the enforcement of (i) payments pursuant to Section 4.7, (ii) repurchase rights in accordance with Article 11 or (iii) conversion rights in accordance with Article 12. This Section 4.14 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

          Section 4.15 Waiver of Stay or Extension Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

THE TRUSTEE

          Section 5.1 Certain Duties and Responsibilities.

          (a) Except during the continuance of an Event of Default,

     (1) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

          (b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

     (1) This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

     (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority of the principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees and expenses of counsel).

          (f) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (h) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 14.2 hereof, and such notice references the Securities and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Calculation Agent, Conversion Agent or Registrar acting hereunder.

          (j) The Trustee may request that the Company or Fisher deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          Section 5.2 Certain Rights of Trustee.

          Subject to the provisions of Section 5.1 hereof and subject to Section 315(a) through (d) of the TIA:

     (1) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

     (3) The Trustee may act through attorneys and agents and shall be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

     (4) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith that it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes negligence.

     (5) The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law or legal interpretation shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (6) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

     (7) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

          Section 5.3 Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign. Any agent may do the same with like rights and duties. The Trustee is also subject to Sections 5.11 and 5.12 hereof.

          Section 5.4 Money Held in Trust.

          Money held by the Trustee in trust hereunder shall not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed in writing with the Company.

          Section 5.5 Trustee’s Disclaimer.

          The recitals contained herein and in the Securities (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the

Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

          Section 5.6 Notice of Defaults.

          Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default described in Sections 4.1(a) or (b), the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders. The proviso in the first sentence of this Section 5.6 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

          Section 5.7 Reports by Trustee to Holders.

          The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA. If required by Section 313(a) of the TIA, the Trustee shall, within 60 days after each September 15 following the date of this Indenture deliver to Holders a brief report, dated as of such September 15, which complies with the provisions of such Section 313(a).

          A copy of each report at the time of its mailing to Holders shall be filed with the Commission, if required, and each stock exchange, if any, on which the Securities or the Common Stock are listed. The Company or Fisher, as applicable, shall promptly notify the Trustee when the Securities or the Common Stock become listed on any stock exchange and of any delisting thereof.

          Section 5.8 Compensation and Indemnification.

          The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as agreed to in writing by the Trustee and the Company (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law. The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim (whether asserted by the Company, a Guarantor, a Holder or any other Person) of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons. The obligations of the Company under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee. Such additional indebtedness shall be a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. “Trustee” for purposes of this Section 5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

          Section 5.9 Replacement of Trustee.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.9.

          The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of at least a majority of the principal amount of Outstanding Debentures may remove the Trustee by so notifying the Trustee and the Company in writing. The Company must remove the Trustee if:

     (i) the Trustee fails to comply with Section 5.11 hereof or Section 310 of the TIA;

     (ii) the Trustee becomes incapable of acting;

     (iii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

     (iv) a Custodian or public officer takes charge of the Trustee or its property.

          If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee. Within one year after the successor Trustee takes office, the Holders of at least a majority of the principal amount of Outstanding Debentures may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11.

          If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as applicable, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall issue a notice of the successor Trustee’s succession to the Holders. Upon payment of its charges, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject nevertheless to its lien, if any, provided for in Section 5.8 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 5.9 hereof, the Company’s obligations under Section 5.8 hereof shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

          Section 5.10 Successor Trustee by Merger, Etc.

          Subject to Section 5.11 hereof, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Securities.

          Section 5.11 Corporate Trustee Required; Eligibility.

          The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA. The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $50 million as set forth in its (or its related bank holding company’s) most recent published annual report of condition. The Trustee is subject to Section 310(b) of the TIA.

          Section 5.12 Collection of Claims Against the Company.

          The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE 6

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          Section 6.1 Company May Consolidate, Etc., Only on Certain Terms.

          The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

     (1) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia;

     (2) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of all and any amounts when due on all the Debentures and the performance of every covenant of this Indenture and the Debentures on the part of the Company to be performed or observed and shall have provided for conversion rights provided in Article 12;

     (3) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Section 6.2 Successor Corporation Substituted.

          Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, in accordance with Section 6.1 hereof, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such conveyance or transfer, the Company (which term shall for this purpose mean the Person named as the “Company” in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 6.1 hereof), except in the case of a lease to another Person, shall be relieved of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

ARTICLE 7

AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 7.1 Without Consent of Holders of Debentures.

          Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Securities to:

          (a) add to the covenants of the Company and the Guarantors for the benefit of the Holders of Debentures;

          (b) surrender any right or power herein conferred upon the Company or the Guarantors, as the case may be;

          (c) provide for conversion rights of Holders of Debentures if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of Fisher’s assets occurs;

          (d) provide for the assumption of the Company’s obligations or Fisher’s obligations, as applicable, to the Holders of Debentures in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6 hereof or Section 12.4, respectively;

          (e) reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not adversely affect the interests of the Holders of Debentures (after taking into account tax and other consequences of such reduction);

          (f) comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (g) cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors of the Company (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

          (h) add Guarantees with respect to the Debentures; and

          (i) add or modify any other provisions herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which will not adversely affect the interests of the Holders of Debentures.

          Section 7.2 With Consent of Holders of Debentures.

          Except as provided below in this Section 7.2, this Indenture or the Securities may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority of the principal amount of the Outstanding Debentures or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Debentures at which a quorum is present, by the Holders of a majority of the principal amount of the Outstanding Debentures represented at such meeting.

          Without the written consent or the affirmative vote of each Holder of Debentures affected thereby, an amendment or waiver under this Section 7.2 may not:

          (a) change the Stated Maturity of the principal amount of, or any installment of Interest (including Contingent Interest) on, any Security;

          (b) reduce the principal amount, Redemption Price or Repurchase Price of, or accrued Interest (including accrued Contingent Interest) on, any Debenture;

          (c) impair or adversely affect the conversion rights as provided in Article 12 of any Holders of Debentures;

          (d) impair or adversely affect the rights of any Holder of the Debentures with respect to the Guarantees;

          (e) change the currency of any amount owed or owing under the Debentures or any interest thereon from U.S. Dollars;

          (f) alter or otherwise modify the manner of calculation the Interest Rate on any Debenture, or extend time for payment of any amounts due and payable (including Contingent Interest) to the Holders of the Debentures;

          (g) impair or adversely affect the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Debenture;

          (h) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

          (i) impair or adversely affect the repurchase right of the Holders of the Debentures as provided in Article 11 or the right of the Holders of the Debentures to convert any Debenture as provided in Article 12;

          (j) modify the provisions of Article 10 in a manner adverse to the Holders of the Debentures;

          (k) modify any of the provisions of this Section, or reduce the percentage of voting interests required to waive a default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debenture affected thereby; or

          (l) reduce the requirements of Section 8.4 hereof for quorum or voting, or reduce the percentage of the principal amount of the Outstanding Debentures the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture.

          It shall not be necessary for any Act of Holders of Debentures under this Section 7.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 7.3 Compliance with Trust Indenture Act.

          Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

          Section 7.4 Revocation of Consents and Effect of Consents or Votes.

          Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder’s Debenture, even if notation of the consent is not made on any Debenture; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Debenture or portion of a Debenture if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

          An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as applicable, the Holders of the requisite percentage of the principal amount of the Outstanding Debentures, and thereafter shall bind every Holder of Debentures; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (l) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder of a Debenture which has consented to it or voted for it, as applicable, and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same indebtedness as the Debenture of the consenting or affirmatively voting Holder, as applicable.

          Section 7.5 Notation on or Exchange of Debentures.

          If an amendment, supplement or waiver changes the terms of a Debenture:

          (a) the Trustee may require the Holder of a Debenture to deliver such Debenture to the Trustee, the Trustee may place an appropriate notation on the Debenture about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Debenture thereafter authenticated; or

          (b) if the Company or the Trustee so determines, the Company in exchange for the Debenture shall issue and the Trustee shall authenticate a new Debenture that reflects the changed terms.

          Failure to make the appropriate notation or issue a new Debenture shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 7.6 Trustee to Sign Amendment, Etc.

          The Trustee shall sign any amendment authorized pursuant to this Article 7 if the Trustee reasonably determines the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the Trustee reasonably determines the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign any amendment hereunder, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture and that all conditions precedent relating thereto have been complied with.

ARTICLE 8

MEETING OF HOLDERS OF DEBENTURES

          Section 8.1 Purposes for Which Meetings May Be Called.

          A meeting of Holders of Debentures may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Debentures.

          Section 8.2 Call Notice and Place of Meetings.

          (a) The Trustee may at any time call a meeting of Holders of Debentures for any purpose specified in Section 8.1, to be held at such time and at such place in The City of New York as the Trustee may determine. Notice of every meeting of Holders of Debentures, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 14.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (b) In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the principal amount of the Outstanding Debentures shall have requested the Trustee to call a meeting of the Holders of Debentures for any purpose specified in Section 8.1 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Debentures in the amount specified, as applicable, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 8.2.

          Section 8.3 Persons Entitled to Vote at Meetings.

          To be entitled to vote at any meeting of Holders of Debentures, a Person shall be (a) a Holder of one or more Outstanding Debentures, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Debentures by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          Section 8.4 Quorum; Action.

          The Persons entitled to vote a majority of the principal amount of the Outstanding Debentures shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Debentures, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Debentures which shall constitute a quorum.

          Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% of the principal amount of the Outstanding Debentures at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

          At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Section 7.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority of the principal amount of Outstanding Debentures represented and voting at such meeting.

          Any resolution passed or decisions taken at any meeting of Holders of Debentures duly held in accordance with this Section shall be binding on all the Holders of Debentures, whether or not present or represented at the meeting.

          Section 8.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

          (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debentures in regard to proof of the holding of Debentures and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Debentures shall be proved in the manner specified in Section 14.4 hereof and the appointment of any proxy shall be proved in the manner specified in Section 14.4 hereof. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 14.4 hereof or other proof.

          (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Debentures as provided in Section 8.2(b), in which case the Company or the Holders of Debentures calling the meeting, as applicable, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority of the principal amount of the Outstanding Debentures represented at the meeting.

          (c) At any meeting, each Holder of a Debenture or proxy shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debentures challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Debenture or proxy.

     (d) Any meeting of Holders of Debentures duly called pursuant to Section 8.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority of the principal amount of the Outstanding Debentures represented at the meeting, and the meeting may be held as so adjourned without further notice.

     Section 8.6 Counting Votes and Recording Action of Meetings.

     The vote upon any resolution submitted to any meeting of Holders of Debentures shall be by written ballots on which shall be subscribed the signatures of the Holders of Debentures or of their representatives by proxy and the principal amount and serial numbers of the Outstanding Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Debentures shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 and, if applicable, Section 8.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 9

COVENANTS

          Section 9.1 Payment of Principal, Redemption Price, Repurchase Price and Interest.

          The Company will duly and punctually pay the principal amount, Redemption Price, Repurchase Price or Interest (including Contingent Interest) on the Debentures when and if at any time any such foregoing amounts are due and payable in accordance with the terms of the Debentures and this Indenture. The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee the amount payable in immediately available funds, no later than the day of the Stated Maturity of any Debenture, the date of any installment of Interest (including Contingent Interest) or any other date such payment is otherwise due.

          Section 9.2 Maintenance of Offices or Agencies.

          The Company hereby appoints the Trustee’s Corporate Trust Office as its office in the Borough of Manhattan, The City of New York, where Debentures may be:

          (i) presented or surrendered for payment;

          (ii) surrendered for registration of transfer or exchange;

          (iii) surrendered for conversion;

and where notices and demands to or upon the Company or any Guarantor in respect of the Debentures and this Indenture may be served.

          The Company will maintain in The City of New York, an office or agency where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange, where Debentures may be surrendered for conversion and where notices and demands to or upon the Company or any Guarantor in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 14.2 hereof, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

          If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.

          Section 9.3 Corporate Existence.

          Each of Fisher and, subject to Article 6 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises (and in the case of the Company, franchises of each Subsidiary); provided, however, that each of Fisher and the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of it and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 9.4 Reports.

          (a) Each of the Company and, as of the Effective Date (as defined in Section 13.3 hereof), Fisher shall deliver to the Trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company or Fisher, as applicable, is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or, if the Company or Fisher is not required to file such information, documents or reports pursuant to either of such Sections, then such Person shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided, however, neither the Company nor Fisher shall be required to deliver to the Trustee any materials for which the Company or Fisher has sought and received confidential treatment by the Commission.

          (b) Each of the Company, Fisher and any other Guarantor also shall comply with the other provisions of Section 314(a) of the TIA.

          (c) Delivery of the reports, information and documents described paragraphs (a) and (b) of this Section 9.4 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained herein, including the Company’s, Fisher’s and any other Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

          Section 9.5 Compliance Certificate.

          The Company and, as of the Effective Date (as defined in Section 13.3 hereof), Fisher shall each deliver to the Trustee, within 90 days after the end of each fiscal year of the Company or Fisher, as applicable, an Officers’ Certificate, one of the signatories of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company or Fisher, as applicable, stating that in the course of the performance by the signers of their duties as Officers of the Company or Fisher, as applicable, they would normally have knowledge of any failure by the Company or Fisher, as applicable, to comply with all conditions, or Default by the Company or Fisher, as applicable, with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. In the event an Officer of the Company or Fisher, as applicable, comes to have actual knowledge of a Default, regardless of the date, the Company or Fisher, as applicable, shall deliver an Officers’ Certificate to the Trustee within five Business Days of obtaining such actual knowledge specifying such Default, its status and what action the Company or Fisher, as applicable, is taking or proposes to take with respect thereto.

          Section 9.6 Resale of Certain Shares of Common Stock.

          During the period of two years after the last date of original issuance of any Debentures, the Company shall not, and shall not permit any of its “affiliates” (as defined under Rule 144 under the Securities Act) to, resell any shares of Common Stock issuable upon conversion of the Debentures, which constitute “restricted securities” under Rule 144, that are acquired by any of them within the United States or to “U.S. persons” (as defined in Regulation S) except pursuant to an effective registration statement under the Securities Act or an applicable exemption therefrom. The Trustee shall have no responsibility or liability in respect of the Company’s performance of its agreement in the preceding sentence.

          The provisions of this Section 9.6 shall apply to each Guarantor as well as to the Company, and each reference in this Section to “the Company” shall, insofar as this Section applies to a Guarantor, be deemed to refer to such Guarantor.

          Section 9.7 Tax Treatment of Debentures.

          The Company agrees, and by acceptance of beneficial ownership interest in the Debentures each beneficial holder of Debentures will be deemed to have agreed, unless otherwise required by the Internal Revenue Service, for United States federal income tax purposes (1) to treat the Debentures as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Debentures as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Debentures. A Holder of Debentures may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the address specified in accordance with Section 14.2.

ARTICLE 10

REDEMPTION OF DEBENTURES

          Section 10.1 Optional Redemption.

          (a) At any time on or after March 15, 2010, except for Debentures that it is required to purchase pursuant to Section 11.1 or required to convert pursuant to Section 12.1, the Company may, at its option, redeem the Debentures in whole at any time or in part from time to time, on any date prior to the Stated Maturity of such Debentures, upon notice as set forth in Section 10.4, at the Redemption Price.

          (b) If the Company exercises its option to redeem the Debentures pursuant to this Section 10.1, a Holder may nevertheless exercise its right to have its Debentures purchased pursuant to Section 11.1, if applicable, or to convert such Debentures pursuant to Article 12, in each case, until the close of business two Business Days immediately preceding the Redemption Date.

          (c) The Company shall pay to the Holder of the Debentures called for redemption (including those Debentures which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption Date) any Interest (including Contingent Interest) accrued but not paid to, but excluding, the Redemption Date pursuant to Section 2.1(f); provided, however, that if the Redemption Date is an Interest Payment Date, the Company shall pay the Interest (including Contingent Interest) to the Holder of the Debentures on the relevant Regular Record Date.

          Section 10.2 Notice to Trustee.

          If the Company elects to redeem Debentures pursuant to the provisions of Section 10.1 hereof (such election to be ordered by a Board Resolution), it shall notify the Trustee at least 60 days prior to the intended Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of (i) such intended Redemption Date, (ii) the principal amount of Debentures to be redeemed and (iii) the CUSIP numbers of the Debentures to be redeemed.

          Section 10.3 Selection of Debentures to Be Redeemed.

          If fewer than all the Debentures are to be redeemed, the Trustee shall select the particular Debentures to be redeemed from the Outstanding Debentures by a method that complies with the requirements of any exchange on which the Debentures are listed, or, if the Debentures are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate. The Trustee may select for redemption portions of the principal amount of Debentures that have denominations larger than $1,000.

          Debentures and portions thereof that the Trustee selects shall be in principal amounts in integral multiples of $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be redeemed.

          The Trustee shall promptly notify the Company and the Registrar in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

          If any Debenture selected for partial redemption is converted or elected to be purchased in part before termination of the conversion right or repurchase right with respect to the portion of the Debenture so selected, the converted or purchased portion of such Debenture shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Debenture so converted or purchased and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion or purchase of such Debenture subject to Section 2.1(f). Debentures which have been converted or purchased during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debenture redeemed or to be redeemed only in part, to the portion of the principal amount of such Debenture which has been or is to be redeemed.

          Section 10.4 Notice of Redemption.

          Notice of redemption shall be given in the manner provided in Section 14.2 to the Holders of Debentures to be redeemed. Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

          All notices of redemption shall state:

     (1) such intended Redemption Date;

     (2) the Redemption Price and Interest (including Contingent Interest) accrued and unpaid to, but excluding, the Redemption Date, if any;

     (3) if fewer than all the Outstanding Debentures are to be redeemed, the principal amount of Debentures to be redeemed and the principal amount of Debentures which will be Outstanding after such partial redemption;

     (4) that on the Redemption Date, the Redemption Price and Interest (including Contingent Interest) accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable, and will cease to accrue, upon each such Debenture to be redeemed;

     (5) the Conversion Price, the date on which the right to convert the principal of the Debentures to be redeemed will terminate and the places where such Debentures may be surrendered for conversion;

     (6) the place or places where such Debentures are to be surrendered for payment of the Redemption Price and accrued and unpaid Interest (including Contingent Interest);

     (7) the CUSIP number of the Debentures; and

     (8) whether the Company intends to satisfy its obligation by delivering Common Stock, cash or a combination of cash and Common Stock (and in such case, the dollar amount per Debenture to be satisfied in cash) in the event that Holders elect to convert their Debentures in connection with the redemption.

          The notice given shall specify the last date on which exchanges or transfers of Debentures may be made pursuant to Section 2.7, and shall specify the serial numbers of Debentures and the portions thereof called for redemption.

          Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request delivered at least 20 days prior to the date of the mailing of such Notice (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name of and at the expense of the Company.

          Section 10.5 Effect of Notice of Redemption.

          Notice of redemption having been given as provided in Section 10.4 hereof, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid Interest (including Contingent Interest)) such Debentures shall cease to bear Interest (including Contingent Interest). Upon surrender of any such Debenture for redemption in accordance with such notice, such Debenture shall be paid by the Company at the Redemption Price; provided, however, the installments of Interest (including Contingent Interest) on Debentures whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date.

          If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear Interest (including Contingent Interest) from the Redemption Date at the Interest Rate.

          Section 10.6 Deposit and Payment of Redemption Price.

          Prior to or by 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.6) an amount of money in immediately available funds sufficient to pay the Redemption Price, and accrued and unpaid Interest (including Contingent Interest) in respect of all the Debentures to be redeemed on that Redemption Date from the last Interest Payment Date to but not including the Redemption Date, other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid Interest (including Contingent Interest) on such Debentures. The Trustee and Paying Agent shall then cause such funds to be paid to the Holders of the Debentures being redeemed in accordance with this Article.

          If any Debenture delivered for redemption shall not be so redeemed by payment to the Holders thereof on the Redemption Date, the principal amount of such Debenture shall, until it is redeemed, bear Interest (including Contingent Interest) on the Redemption Date to but not including the actual date of redemption at the applicable

Interest Rate, and each such Debenture shall remain convertible into shares of Common Stock pursuant to Article 12 until such Debenture shall have been so redeemed.

          If any Debenture called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Debenture shall (subject to any right of the Holder of such Debenture or any Predecessor Security to receive Interest (including Contingent Interest) as provided in Section 2.1(f)) be paid to the Company upon request by the Company or, if then held by the Company, shall be discharged from such trust.

          Section 10.7 Debentures Redeemed in Part.

          Any Debenture which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debenture without service charge, a new Debenture of any authorized denomination as requested by such Holder in principal amount equal to and in exchange for the unredeemed portion of the Debenture so surrendered.

ARTICLE 11

REPURCHASE AT THE OPTION OF HOLDERS

          Section 11.1 Repurchase Rights.

          (a) Optional Put.

          On December 15, 2008, March 15, 2010, December 15, 2014, December 15, 2019, December 15, 2024 and December 15, 2029 (each, an “Optional Repurchase Date"), each Holder shall have the right (each, an “Optional Repurchase Right"), at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 11.3 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), at a purchase price in cash equal to 100% of the principal amount of the Debentures to be repurchased plus accrued and unpaid Interest, including Contingent Interest, if any, on such Optional Repurchase Date (the “Optional Repurchase Price").

          (b) Change of Control Put.

          In the event that a Change of Control shall occur, each Holder shall have the right (each, a “Change of Control Repurchase Right” and, together with the

Optional Repurchase Right, each a “Repurchase Right”), at the Holder’s option, but subject to the provisions of Section 11.2 hereof, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 11.3 (provided that no single Debenture may be repurchased in part unless the portion of the principal amount of such Debenture to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on the date (the “Change of Control Repurchase Date” and, together with the Optional Repurchase Date, each a “Repurchase Date”) that is a Business Day 30 days after the date of the Company Notice at a purchase price in cash equal to 100% of the principal amount of the Debentures to be repurchased (the “Change of Control Repurchase Price” and, together with the Optional Repurchase Price, each a “Repurchase Price”), plus accrued and unpaid Interest (including Contingent Interest) to, but excluding, the Change of Control Repurchase Date; provided, however, that installments of Interest (including Contingent Interest) on Debentures whose Stated Maturity is prior to or on the Change of Control Repurchase Date shall be payable to the Holders of such Debentures, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date according to terms and the provisions of Section 2.1 hereof.

          Section 11.2 Company Notice.

          In the case of an Optional Repurchase Right, no later than 20 Business Days prior to each Optional Repurchase Date and in the case of a Change of Control Repurchase Right, no later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice (the “Company Notice”) by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) pursuant to Section 14.2. The Company Notice shall include a form of notice (the “Repurchase Notice”) to be completed by the Holder and delivered to the Paying Agent pursuant to Section 11.3(b), and shall state the following:

     (i) that it is a Company Notice pursuant to this Section 11.2;

     (ii) in the case of a Change of Control Repurchase Right, the events causing a Change of Control and the date of such Change of Control;

     (iii) the procedures with which such Holder must comply to exercise its right to have its Debentures purchased pursuant to Section 11.1(a) or 11.1(b), including the date by which the completed Repurchase Notice pursuant to Section 11.3(b) and the Debentures the Holder elects to have repurchased pursuant to Section 11.1(a) or 11.1(b) must be delivered to the Paying Agent in order to have such Debentures purchased by the Company pursuant to Section 11.1(a) or 11.1(b), as the case may be, the name and address of the Paying Agent and that the Debentures as to which a Repurchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article 12, only if the completed and delivered Repurchase Notice has been withdrawn in accordance with the terms of the Indenture, the Holder’s conversion rights pursuant to Article 12, and the Conversion Rate then in effect and any adjustments thereto;

     (iv) the Repurchase Date and the Repurchase Price;

     (v) that, unless the Company defaults in making payment of such Repurchase Price, Interest (including Contingent Interest) on the Debentures surrendered for purchase by the Company will cease to accrue on and after Repurchase Date; and

     (vi) the CUSIP number of the Debentures.

          No failure by the Company to give the foregoing Company Notice shall limit any Holder’s right to exercise its rights pursuant to Section 11.1(a) or 11.1(b) or affect the validity of the proceedings for the purchase of its Debentures hereunder.

          Section 11.3 Delivery of Repurchase Notice; Forms of Repurchase Notice; Withdrawal of Repurchase Notice.

          (a) Delivery of Repurchase Notice.

          The Company shall deliver to all Holders (and beneficial holders of the Debentures) a form of Repurchase Notice, which with respect to Holders repurchase rights set forth in Section 11.1(a) or 11.1(b), as the case may be, shall be delivered to such Holders at least 20 Business Days prior to the Repurchase Date and, as set forth in Section 11.2 shall be included in the Company Notice; provided that the delivery of such form of Repurchase Notice to the Holders shall be made in the Company’s name and at the Company’s expense and the text of such form of Repurchase Notice, shall be prepared by the Company pursuant to Section 11.2.

          (b) Form of Repurchase Notice.

          The form of Repurchase Notice shall provide instructions regarding procedures with which holders must comply to exercise their rights pursuant to Section 11.1 and the completion of the Repurchase Notice and also shall state:

     (1) that it is the Repurchase Notice pursuant to Sections 11.2 and 11.3 of the Indenture and must be completed by the Holder and delivered to the Paying Agent (and any beneficial holder of securities), together with the delivery of the Holder’s Debentures for which the Holder will exercise its repurchase rights pursuant to Section 11.1, for such Holder to receive the Repurchase Price;

     (2) the name and address of the Paying Agent to, and the date by, which the completed Repurchase Notice and Debentures must be delivered in order for the Holder to receive the applicable Repurchase Price;

     (3) the portion of the principal amount of the Debentures which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof;

     (4) any other procedures then applicable that the Holder must follow to exercise rights under Article 11 and a brief description of those rights;

     (5) the Repurchase Date and the Repurchase Price;

     (6) the procedures with which such Holder must comply to exercise its right to have its Debentures purchased pursuant to Section 11.1, including the date by which the completed Repurchase Notice pursuant to Section 11.3 and the Debentures the Holder elects to have purchased pursuant to Section 11.1 must be delivered to the Paying Agent in order to have such Debentures purchased by the Company pursuant to Section 11.1, the name and address of the Paying Agent and that the Debentures as to which a Repurchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article 12, only if the completed and delivered Repurchase Notice has been withdrawn in accordance with the terms of the Indenture, the Holder’s conversion rights pursuant to Article 12, the Conversion Rate then in effect and any adjustments thereto;

     (7) the Holder’s right to withdraw a completed and delivered Repurchase Notice, the procedures for withdrawing a Repurchase Notice, pursuant to clause (c) below and that Debentures as to which a completed and delivered Repurchase Notice may be converted, if they are convertible only in accordance with Article 12, if the applicable completed and delivered Repurchase Notice has been withdrawn;

     (8) that, unless the Company defaults in making payment on Debentures for which a Repurchase Notice has been submitted, Interest (including Contingent Interest) on such Debentures will cease to accrue on the Repurchase Date; and

     (9) the CUSIP number of the Debentures.

          (c) Withdrawal of Repurchase Notice.

          Notwithstanding anything herein to the contrary, any Holder which has delivered a completed Repurchase Notice to the Paying Agent shall have the right to withdraw such Repurchase Notice, as applicable, by delivery of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the

Repurchase Notice at any time prior to the close of business on the day immediately preceding the Repurchase Date specifying:

     (1) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted;

     (2) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted; and

     (3) the principal amount, if any, of such Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

          (d) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

          Section 11.4 Exercise of Repurchase Rights.

          (a) To exercise an Optional Repurchase Right pursuant to Section 11.1(a), a Holder must deliver to the Trustee at its offices no later than the close of business on the third Business Day prior to the Optional Repurchase Date the following:

     (i) a completed Repurchase Notice for Optional Repurchase Rights, the form of which is contained in Exhibit C hereto; and

     (ii) the Debentures or cause such Debentures to be delivered through the facilities of the Depositary, as applicable, with respect to which the repurchase right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

          (b) To exercise a Change of Control Repurchase Right pursuant to Section 11.1(b), a Holder must deliver to the Trustee at its offices on or prior to the close of business on the Business Day prior to the Change of Control Repurchase Date the following:

     (i) a completed Repurchase Notice for Change of Control Repurchase Rights, the form of which is contained in Exhibit D hereto; and

     (ii) the Debentures or cause such Debentures to be delivered through the facilities of the Depositary, as applicable, with respect to which the repurchase right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the

Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

          Section 11.5 Deposit and Payment of the Applicable Repurchase Price.

          (a) If a Holder has exercised its rights pursuant to Section 11.1(a) or 11.1(b) and has satisfied the conditions for the exercise of such rights in accordance with Section 11.4(a) or 11.4(b), as the case may be, then the Company shall, prior to 10:00 a.m. (New York City time) on the applicable Repurchase Date deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5) an amount of money in immediately available funds if deposited on such Business Day sufficient to pay the aggregate Repurchase Price of all the Debentures or portions thereof which are to be purchased on such applicable Repurchase Date, and the Trustee or Paying Agent, as applicable, shall pay the Holder the Repurchase Price multiplied by the principal amount of Debentures for which such rights were exercised on the applicable Repurchase Date.

          (b) There shall be no purchase of any Debenture pursuant to Section 11.1(a) or 11.1(b) if there has occurred (prior to, on or after, as applicable, the giving, by the Holders of such Debenture, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Debenture). The Paying Agent will promptly return to the respective Holders thereof any Debenture (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

          (c) If any Debenture delivered for purchase pursuant to Section 11.1(a) or 11.1(b) shall not be so paid on the Repurchase Date, the principal amount of such Debenture shall, until it is paid, bear Interest (including Contingent Interest) from the purchase date to but not including the date of actual payment hereunder at the applicable Interest Rate, and each such Debenture shall remain convertible pursuant to Article 12 until such Debenture shall have been paid.

          Section 11.6 Effect of Delivery of Repurchase Notice and Purchase.

          (a) Upon receipt by the Paying Agent of a Repurchase Notice, the Holder of the Debenture in respect of which such Repurchase Notice was delivered shall (unless such Repurchase Notice is withdrawn pursuant to Section 11.3(c)) thereafter be entitled to receive solely the Repurchase Price with respect to such Debenture, and, if applicable, any accrued and unpaid Interest (including Contingent Interest) pursuant to Section 2.1(f). Debentures in respect of which a Repurchase Notice has been delivered by the Holder thereof may not be converted pursuant to Article 12 on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice which has been completed and delivered to the Paying Agent has first been validly withdrawn pursuant to Section 11.3(c).

          (b) All Debentures delivered for purchase shall be canceled by the Trustee or Paying Agent, as applicable.

          Section 11.7 Physical Securities Purchased in Part.

          Any Physical Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debentures, without service charge, new Debentures, of any authorized denomination as requested by such Holder in principal amount equal to, and in exchange for, the portion of the principal amount of the Debentures so surrendered which is not purchased.

          Section 11.8 Covenant to Comply With Securities Laws Upon Repurchase of Securities.

          When complying with the provisions of this Article 11 (if such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e 4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (a) comply with Rule 13e 4 and Rule 14e 1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

          Section 11.9 Repayment to the Company.

          The Trustee and the Paying Agent shall return to the Company upon written request any cash that remains unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 5.4), held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.5 exceeds the aggregate Repurchase Price of the Debentures or portions thereof which the Company is obligated to purchase on the purchase date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following such purchase date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company together with interest or dividends, if any, thereon, subject to the provisions of Section 5.4.

ARTICLE 12

CONVERSION OF SECURITIES

          Section 12.1 Conversion Privilege.

          (a) Subject to and upon compliance with the provisions of this Article, at the option of the Holder, any Debenture or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock (subject to Section 12.12 hereof), at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

     (1) during any fiscal quarter, if the Sale Price of the Common Stock for at least 20 Trading Days in the 30 consecutive Trading-Day period ending on the last day of the preceding fiscal quarter was more than 130% of the Conversion Price on that thirtieth Trading Day;

     (2) on or before December 15, 2028, during the five Business Day period following any five consecutive Trading-Day period in which the average of the Trading Prices for the Debentures, as determined following a written request by a Holder of Debentures delivered to the Company in accordance with Section 14.2, to make a determination, for that five Trading-Day period was less than 97% of the average Conversion Value for the Debentures during such period; provided, however, if on the Conversion Date, the Sale Price of the Common Stock is greater than the then current Conversion Price and less than or equal to 130% of the then current Conversion Price, and the Debentures are not otherwise convertible, the Company may satisfy such conversion, at its option, in cash, Common Stock or a combination of cash and Common Stock with a value equal to the principal amount of such Debenture to be converted (any such Common Stock so utilized to satisfy such conversion pursuant to this proviso will be valued at 100% of the average of the Sale Prices of the Common Stock for the five Trading Days ending on the third Trading Day immediately preceding the Conversion Date);

     (3) during any period, following the date the Debentures are rated by both Moody’s and by Standard and Poor’s, (1) when the credit ratings assigned to the Debentures by Moody’s is lower than “B3” or by Standard & Poor’s is lower than “B-”, (2) in which the credit rating assigned to the Debentures is suspended or withdrawn by either rating agency, or (3) in which neither agency continues to rate the Debentures or provide ratings services or coverage to the Company;

     (4) if the Company has called the Debentures for redemption; or

     (5) upon the occurrence of any of the corporate transactions specified in clause (b) of this Section 12.1.

          The Company shall determine on a daily basis whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (1) or, following a request by a Holder of Debentures delivered to the Company, clause (2) above and, if the Debentures shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Debentures shall become convertible pursuant to Section 12.1, the Company or, at the Company’s written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 14.2, and the Company shall also publicly announce such information and publish it on the Company’s web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          Notwithstanding anything to the contrary contained herein, the Conversion Agent shall have no obligation to determine the Trading Price of the Debentures pursuant to clause (2) above, unless the Company shall have requested that it make such determination; and the Company shall have no obligation to make such request unless so requested by a Holder. At such time as a written request is made by a Holder, the Company shall instruct the Conversion Agent to determine the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price of the Debentures is greater than or equal to 97% of the average Conversion Value for five consecutive Trading Days.

          (b) In addition, in the event that:

     (1) (A) Fisher distributes to all or substantially all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the Record Date for such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, (B) Fisher distributes to all or substantially all holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 5% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution, or (C) a Change of Control occurs but Holders of Debentures do not have the right to require the Company to purchase their Debentures as a result of such Change of Control because either (i) the Sale Price of the Common Stock for specified periods (as described in the definition of Change of Control) exceeds specified levels (as described in the definition of Change of Control) or (ii) the consideration received in such Change of Control consists of Capital Stock that is freely tradeable and the Debentures become convertible into that Capital Stock as specified in the definition of Change of Control, then, in each case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of (A) or (B), or within 30 days after the occurrence of the Change of Control, in the case of (C), until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place, in the case of (A) or (B), or the earlier of 30 days after the Company’s delivery of the Repurchase Notice for Change of Control Repurchase Rights or the date the Company announces that the Change of Control will not take place, in the case of (C), or

     (2) Fisher consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 12.4 hereof, then the Debentures may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by Fisher as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

          The Conversion Rate, at any time, shall equal (A) $1,000 divided by the Conversion Price at such time, rounded to three decimal places (rounded up if the fourth decimal place thereof is 5 or more and otherwise rounded down).

          Section 12.2 Conversion Procedure; Conversion Price; Fractional Shares.

          (a) Upon conversion, the Company has the option, as set forth in Section 12.12, to deliver cash or a combination of cash and Common Stock, in lieu of Common Stock in order to satisfy its Conversion Obligation; provided, however, that the Company has the unilateral right, exercisable at any time, to deliver an Officers’ Certificate to the Trustee and notice to the Holders, each stating that it shall be thereafter obligated to satisfy certain of its Conversion Obligation in cash. If the Company chooses to settle the Conversion Obligation in Common Stock, Debentures shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock and will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Debenture, except as described in Section 12.9 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Debentures, but instead shall, subject to Section 12.3(h) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Debenture in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s option to require the Company to repurchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with Section 11.3 hereof.

          (b) Before any Holder of a Debenture shall be entitled to convert the same, such Holder shall, in the case of Debentures issued in global form, comply with the procedures of the Depositary in effect at that time, and in the case of Physical Securities, surrender such Debenture, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

          Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Debenture, as provided in Section 12.9, and all taxes or duties, if any, as provided in Section 12.8.

          If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to Section 12.12 and the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debenture, or to such Holder’s nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the last sentence of Section 12.2(a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

          (c) A Debenture shall be deemed to have been converted as of the close of business on the date of the surrender of such Debenture for conversion as provided above and the satisfaction of the other requirements for conversion, and, if the Company chooses to settle the Conversion Obligation only in Common Stock or a combination of cash and Common Stock, the person or persons entitled to receive such Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

          (d) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder (subject to the provisions of Section 12.8 hereof), a new Debenture in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

          (e) For purposes of calculating the amount of the Common Stock to be delivered pursuant to any conversion under this Article 12, the Common Stock shall be valued at 100% of the average of the Sale Price for the Common Stock for the five Trading Days ending on the third Trading Day immediately preceding the applicable Conversion Date.

          Section 12.3 Adjustments of Conversion Price for Common Stock.

          The Conversion Price shall be adjusted from time to time as follows:

          (a) In case Fisher shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

     (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

     (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

          Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 12.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          (b) In case Fisher shall, at any time or from time to time while any of the Debentures are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case Fisher shall, at any time or from time to time while any of the Debentures are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

          Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (c) In case Fisher shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 12.3(d)) to all or substantially all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

     (1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock; and

     (2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common

           Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

          Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

          (d) In case Fisher shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all or substantially all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which Fisher is the continuing corporation and the Common Stock is not changed or exchanged), cash, shares of its capital stock (other than any dividends or distributions to which Section 12.3(a) applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 12.3(c), (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.4 applies and (iii) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 12.3(d) called the “distributed assets”), then, in each such case, subject to the third and fourth succeeding paragraphs and the last Section of this Section 12.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

               (1) the numerator of which shall be the Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Record Date)(determined as provided in Section 12.3(g)) on such date; and

               (2) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

          If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

          In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more Fisher Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

          Rights or warrants distributed by Fisher to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Fisher’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.3(d) (and no adjustment to the Conversion Price under this Section 12.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.3(d):

               (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

               (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

          For purposes of this Section 12.3(d) and Sections 12.3(a), 12.3(b) and 12.3(c), any dividend or distribution to which this Section 12.3(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 12.3(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.3(c) applies (or any combination thereof), shall be deemed instead to be:

               (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.3(a), 12.3(b) and 12.3(c) apply, respectively (and any Conversion Price reduction required by this Section 12.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

               (2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.3(a), 12.3(b) and 12.3(c) with respect to such dividend or distribution shall then be made), except:

                    (A) the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12.3(a), (ii) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12.3(b), and (iii) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 12.3(c); and

                    (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.3(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

          In the event of any distribution referred to in this Section 12.3(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Debenture immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

          In the event of any distribution referred to in Section 12.3(c) or 12.3(d), where, in the case of a distribution described in Section 12.3(d), the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 5% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 12.1(b) or the Debentures are otherwise convertible pursuant to this Article 12, the Company will be required to give notice to the Holders of Debentures at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or Fisher announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of a Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion.

          (e) In case Fisher shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all or substantially all holders of shares of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of Fisher, whether voluntary or involuntary), then, in such case, the Conversion Price shall be reduced so that the same shall equal the rate determined by multiplying the Conversion Price in effect on the applicable Record Date by a fraction,

               (1) the numerator of which shall be the Current Market Price on such Record Date less the full amount of cash so distributed as applicable to one share of Common Stock; and

               (2) the denominator of which shall be the Current Market Price on such Record Date,

such adjustment to be effective immediately prior to the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such holder would have received had such Holder converted each Security on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

          (f) In case a tender offer made by Fisher or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors) that combined together with:

               (1) the aggregate amount of the cash, plus the Fair Market Value (as determined by the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by Fisher or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.3(f) has been made; and

               (2) the aggregate amount of any distributions to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.3(e) has been made;

exceeds 10% of the product of the Current Market Price of the Common Stock as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the “Excess Amount”), then, and in each such case, immediately prior to the opening of business on the Business Day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

               (1) the numerator of which shall be the (x) the product of (i) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, less (y) the Excess Amount; and

               (2) the denominator shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

          Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that Fisher is obligated to purchase shares pursuant to any such tender offer, but Fisher is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 12.3(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.3(f).

          (g) For purposes of this Article 12, the following terms shall have the meanings indicated:

          “Current Market Price” on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

               (1) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.3(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

               (2) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.3(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

               (3) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.3(d), (e) or (f)) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 12.3(f), if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.3(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

               (1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

               (2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

               (3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors of Fisher.

          “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined by the Board of Directors of Fisher, whose determination shall be conclusive).

          “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of Fisher or by statute, contract or otherwise).

          Unless otherwise specified, determinations required in this Article 12 to be made by the Board of Directors shall be made by the Board of Directors of Fisher.

          (h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 12.3(a), (b), (c), (d), (e) and (f), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

          (i) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Debentures maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

          (j) In any case in which this Section 12.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, Fisher may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 12.5) issuing to the Holder of any Debenture converted after such Record Date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that Fisher shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (k) All calculations under this Section 12.3 shall be made to the nearest cent or one hundredth of a share, with one half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price; provided that the Company must carry forward any adjustments that are less than 1% of the Conversion Price and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, within one year of the first such adjustment carried forward. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

          (l) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Debenture thereafter surrendered for conversion shall become entitled to receive any shares of stock of Fisher other than shares of Common Stock into which the Debentures originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 12.3, and the provisions of Sections 12.1, 12.2 and 12.4 through 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

          (m) No adjustment shall be made pursuant to this Section 12.3 (i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Debentures may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 12.3.

          Section 12.4 Consolidation or Merger of Fisher.

If any of the following events occurs, namely:

               (1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

               (2) any merger, consolidation, statutory share exchange or combination of Fisher with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

               (3) any sale or conveyance of the properties and assets of Fisher as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

Fisher or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 12.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 11 hereof.

          Fisher shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Debentures maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

          If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

          Fisher shall not enter into a transaction of the type described in this Section 12.4 unless the terms of this Section 12.4 are complied with in full.

          Section 12.5 Notice of Adjustment.

          Whenever an adjustment in the Conversion Price with respect to the Debentures is required:

               (1) Fisher shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of Fisher, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

               (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by Fisher or, at Fisher’s written request, by the Trustee in the name and at the expense of Fisher, to each Holder in the manner provided in Section 14.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          Section 12.6 Notice in Certain Events.

          In case:

               (1) of a consolidation or merger to which Fisher is a party and for which approval of any stockholders of Fisher is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d 3 under the Exchange Act) of all or substantially all of the property and assets of Fisher; or

               (2) of the voluntary or involuntary dissolution, liquidation or winding up of Fisher; or

               (3) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, Fisher shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Debentures in the manner provided in Section 14.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to this Article 12, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article 12 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 12.6.

          Section 12.7 Fisher to Reserve Stock; Registration; Listing.

          (a) Fisher shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Debentures then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Debentures would be held by a single Holder); provided, however, that nothing contained herein shall preclude Fisher from satisfying its obligations in respect of the conversion of the Debentures by delivery of purchased shares of Common Stock which are then held in the treasury of Fisher. Fisher covenants that all shares of Common Stock that may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

          (b) If any shares of Common Stock which would be issuable upon conversion of Debentures hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, Fisher will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. Fisher further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, Fisher will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Debentures, and Fisher will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debentures prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

          Section 12.8 Taxes on Conversion.

          The issue of stock certificates on conversion of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and Fisher shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. Fisher shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Debentures which are not so converted in a name other than that in which the Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to Fisher the amount of such tax or has established to the satisfaction of Fisher that such tax has been paid.

          Section 12.9 Conversion After Record Date.

          Except as provided below, if any Debentures are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Debentures shall not be entitled to receive any Interest (including Contingent Interest) that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with this Article 12, any accrued and unpaid Interest (including Contingent Interest) on such Debentures will be deemed to have been paid in full.

          If any Debentures are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Debentures at the close of business on such Record Date shall receive the Interest (including Contingent Interest) payable on such Debentures on such Interest Payment Date notwithstanding the conversion thereof. Debentures surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the Interest (including Contingent Interest) payable on such Interest Payment Date on the Debentures being surrendered for conversion. Except as provided in this Section 12.9, no adjustments in respect of payments of Interest (including Contingent Interest) on Debentures surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Debentures.

          Section 12.10 Determinations Final.

          Any determination that Fisher, the Company or their respective Boards of Directors must make pursuant to this Article 12 shall be conclusive if made in good faith and in accordance with the provisions of this Article 12, absent manifest error, and set forth in a Board Resolution.

          Section 12.11 Responsibility of Trustee for Conversion Provisions.

          The Trustee has no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for any failure of the Company or Fisher to comply with this Article 12. Each Conversion Agent other than the Company or Fisher shall have the same protection under this Section 12.11 as the Trustee.

           The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

          Section 12.12 Payment of Cash in Lieu of Common Stock.

          If a Holder elects to convert all or any portion of a Debenture into shares of Common Stock as set forth in Section 12.1 and delivers an irrevocable conversion notice, together, if the Debentures are in certificated form, with the certificated Debenture, as set forth in Section 12.2, the Company may choose to satisfy all or any portion of its Conversion Obligation in cash or a combination of cash and Common Stock; provided, however, that the Company has the unilateral right, exercisable at any time, to deliver an Officers’ Certificate to the Trustee and notice to the Holders, each stating that it shall be thereafter obligated to satisfy certain of its Conversion Obligation in cash. Within two Trading Days following the Conversion Date, the Company will notify such Holder through the Conversion Agent of the Company’s election to deliver Common Stock or to pay cash in lieu of delivery of some or all of the shares of Common Stock and, if applicable, the dollar amount per $1,000 principal amount of Debentures to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) (such amount of cash, the “Cash Amount”) unless the Company has previously informed Holders of its election in connection with an optional redemption of Debentures in accordance with Section 10.4 of this Indenture. Settlement amounts will be computed as follows:

          (a) If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of:

               (1) a number equal to (x) the aggregate principal amount of Debentures to be converted, divided by (y) the then applicable Conversion Price; and

               (2) the average Sale Price of the Common Stock during the Cash Settlement Averaging Period; and

          (b) if the Company elects to satisfy a fixed amount (but not all) of the Conversion Obligation in cash, the Company will deliver to such Holder, per $1,000 principal amount of Debentures converted:

               (1) the Cash Amount; and

               (2) a number of shares of Common Stock equal to the sum, for each Trading Day of the Cash Settlement Averaging Period, of the greater of (i) zero and (ii) a number of shares of Common Stock equal to a fraction:

                    (A) the numerator of which equals the (x) the product of the Sale Price of the Common Stock on such Trading Day multiplied by the Conversion Rate minus (y) the Cash Amount; and

                    (B) the denominator of which equals the product of the Sale Price of Common Stock on such Trading Day multiplied by the number of Trading Days in the Cash Settlement Averaging Period;

provided, however, that the Company will pay cash in lieu of fractional shares of Common Stock in accordance with Section 12.2.

          Section 12.13 Unconditional Right of Holders to Convert.

          Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to convert its Debenture in accordance with this Article 12 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

ARTICLE 13

GUARANTEES

          Section 13.1 Future Subsidiary Guarantees.

          (a) After the date of this Indenture, the Company shall cause each Subsidiary (including any newly created or acquired Subsidiary) of the Company which becomes a guarantor under the Credit Agreement to promptly execute and deliver to the Trustee a Guarantee substantially in the form of the Supplemental Indenture attached as Exhibit F hereto pursuant to which such Subsidiary shall unconditionally guarantee, on a joint and several basis, the full and prompt payment of the principal, Interest (including Contingent Interest), if any, with respect to the Debentures.

          Section 13.2 Releases.

          (a) Upon the designation of any of the Guarantors (other than Fisher) as an Excluded Subsidiary, such Guarantor shall be released and relieved of its obligations under this Indenture. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such designation of such Guarantor as an Excluded Subsidiary was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Guarantee. The Guarantors not released from their obligations under the Guarantees shall remain liable for the full amount of principal of and Interest (including Contingent Interest) on the Debentures and for the other obligations of any of the Guarantors under this Indenture.

          Section 13.3 Fisher Guarantee.

          (a) Upon the earlier of (1) the date on which the obligation of the Company to file periodic reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act is terminated or suspended and (2) February 23, 2010 (such earlier date, the “Effective Date”), Fisher hereby agrees as follows:

               (1) Fisher unconditionally guarantees to each Holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company under this Indenture or the Securities, that:

                    (A) the principal of, and Interest (including Contingent Interest) on the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, Interest (including Contingent Interest) on the Debentures, to the extent lawful, and all other Obligations of the Company, including the Cash Amount, to the Holders or the Trustee thereunder or under this Indenture will be promptly paid in full, all in accordance with the terms thereof; and

                    (B) in case of any extension of time for payment or renewal of any Debentures or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

               (2) Notwithstanding the foregoing, in the event that the Guarantee set forth in paragraph (a)(1) of this Section 13.3 (the “Fisher Guarantee”) would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of Fisher under this Indenture shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          (b) Execution and Delivery of Guarantee.

               (1) To evidence the Fisher Guarantee, Fisher hereby agrees that, on the Effective Date, a notation of such Fisher Guarantee shall be endorsed by an officer of Fisher on each Debenture authenticated and delivered by the Trustee on and after the date hereof, which Fisher Guarantee will be effective as of the Effective Date.

               (2) Notwithstanding the foregoing, Fisher hereby agrees that the Fisher Guarantee shall be effective as of the Effective Date, and thereafter remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of such Fisher Guarantee.

               (3) If an Officer who endorses the notation of the Fisher Guarantee on any Debenture no longer holds that office at the time the Trustee authenticates the Debenture on which the Fisher Guarantee is endorsed, the Fisher Guarantee shall be valid nevertheless.

               (4) The delivery of any Debenture by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Fisher Guarantee set forth in this Indenture on behalf of Fisher as of the Effective Date.

               (5) Fisher hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Debentures with respect to any provisions of the Securities or the Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

               (6) Fisher hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Fisher Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.

               (7) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Fisher Guarantee made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

               (8) Fisher hereby agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Fisher further agrees that, as between Fisher and the other Guarantors, if any, on the one hand, and the Holders and the Trustee, on the other hand:

                    (A) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 of the Indenture for the purposes of the Fisher Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

                    (B) in the event of any declaration of acceleration of such Obligations as provided in Article 4 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by Fisher for the purpose of the Fisher Guarantee made pursuant to this Indenture.

          (c) Fisher shall have the right to seek contribution from any other non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantees made pursuant to this Indenture.

          (d) No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of Fisher, as such, shall have any liability for any obligations of the Company or any Guarantor under the Debentures, any Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Debentures by accepting a Debentures waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Debentures. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

ARTICLE 14

OTHER PROVISIONS OF GENERAL APPLICATION

     Section 14.1 Trust Indenture Act Controls.

     This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

     Section 14.2 Notices.

     Any notice or communication to the Company, Fisher, any other Guarantor or the Trustee is duly given if in writing (which may be by facsimile with the original to follow) and delivered in person or mailed by first-class mail to the address set forth below:

(a) if to the Company or to any Guarantor (other than Fisher):

Apogent Technologies Inc. C/O Fisher Scientific International Inc. One Liberty Lane Hampton, New Hampshire 03842 Attn: General Counsel Fax: (603) 929-2379

With a copy to:

Quarles & Brady LLP 411 East Wisconsin Avenue Milwaukee, Wisconsin 53202 Attn.: Joe Masterson, Esq. Fax: (414) 271-3552 Telephone: (414) 277-5169

(b) if to Fisher:

Fisher Scientific International Inc. One Liberty Lane Hampton, New Hampshire 03842 Fax: (603) 929-2379 Attention: General Counsel

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Fax: (212) 735-2000 Attention: Richard Aftanas, Esq.

(c) if to the Trustee:

The Bank of New York 101 Barclay Street, Floor 8 West New York, New York 10286 Attn: Corporate Trust Administration Fax: (212) 815-5704/5707 Telephone: (212) 815-4779

     The Company, Fisher, any other Guarantor or the Trustee by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication to a Holder shall be mailed by first class mail to its address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders. If the Company, Fisher or any other Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

     If a notice or communication is mailed or sent in the manner provided above within the time prescribed it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

     Section 14.3 Communication by Holders with Other Holders.

     Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Securities or this Indenture. The Company, Fisher, any other Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

     Section 14.4 Acts of Holders of Debentures.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Debentures may be embodied in and evidenced by:

(1) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(2) the record of Holders of Debentures voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Debentures duly called and held in accordance with the provisions of Article 8; or

(3) a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Debentures signing such instrument or instruments and so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee, and the Company if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 8.6.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

     (c) The principal amount and serial numbers of Securities held by any Person, and the date of such Person holding the same, shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Debenture shall bind every future Holder of the same Debenture and the Holder of every Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Debenture.

     Section 14.5 Certificate and Opinion as to Conditions Precedent.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company or such Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or such Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as applicable shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished; provided however, that, at any time that an Opinion of Counsel is required to be delivered hereunder, the opining counsel may, with the consent of the Trustee, deliver the Opinion of Counsel in question addressed to a party other than the Trustee with text to the effect that the Trustee may rely on such opinion rather than by delivering a separate Opinion of Counsel to the Trustee directly.

     Section 14.6 Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual signing such certificate or opinion on behalf of the Company or relevant Guarantor, as applicable, has read such covenant or condition and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 14.7 Effect of Headings and Table of Contents.

     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 14.8 Successors and Assigns.

     All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 14.9 Separability Clause.

     In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 14.10 Benefits of Indenture.

     Nothing contained in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

     Section 14.11 Governing Law.

     THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     Section 14.12 Counterparts.

     This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

     Section 14.13 Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Debenture or the last day on which a Holder of a Debenture has a right to convert such Debenture shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Debenture) payment of interest, if any, or principal or conversion of the Debenture, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity or on such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as applicable.

     Section 14.14 Recourse Against Others.

     No recourse for the payment of the principal or interest, if any, on any Debenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director or manager, as such, past, present or future, of the Company or Fisher or of any successor entity to either the Company or Fisher, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

APOGENT TECHNOLOGIES INC.

By:
Name:
Title:

FISHER SCIENTIFIC INTERNATIONAL INC.

By:
Name:
Title:

THE BANK OF NEW YORK, AS TRUSTEE AND NOT IN ITS INDIVIDUAL CAPACITY

By:
Name:
Title:

EXHIBIT A

[Face of Debenture]

APOGENT TECHNOLOGIES INC.

Floating Rate Convertible Senior Debentures due 2033

Convertible into Common Stock of, and guaranteed as to payment by, Fisher Scientific International, Inc., subject to certain conditions in the Indenture.

CUSIP No. Registered No._____	Principal Amount: $

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS DEBENTURES MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

     APOGENT TECHNOLOGIES INC., a corporation duly organized and existing under the laws of Wisconsin (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $_______ (_______ Dollars) [insert in global Debenture: , as revised by the Schedule of Increases and Decreases in Global Debenture attached hereto], on December 15, 2033, and to pay Interest (including Contingent Interest) thereon from and including August [3], 2004 or from and including the most recent Interest Payment Date to which Interest (including Contingent Interest) has been paid or duly provided for, as the case may be, at the rate calculated in accordance with the Indenture.

     Interest (including any Contingent Interest) will be paid quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2004, unless any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a Business Day, in which case the Interest Payment Date will be postponed to the next succeeding Business Day

(except if that Business Day falls in the next succeeding calendar month, that Interest Payment Date will be the immediately preceding Business Day). The Interest (including Contingent Interest) so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more predecessor Debenture) is registered in the Register at the close of business on the Regular Record Date for such Interest (including Contingent Interest), which shall be the March 1, June 1, September 1 and December 1 preceding the relevant Interest Payment Date. Except as otherwise provided in the Indenture, any such Interest (including Contingent Interest) not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Debenture (or one or more predecessor Debenture) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Debenture not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debenture may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     While this Debenture is represented by one or more Global Securities registered in the name of the Depositary or its nominee, the Company will cause payments of principal and Interest (including Contingent Interest) on such Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, the Depositary or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Debenture will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: August [3], 2004

APOGENT TECHNOLOGIES INC.

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the debt securities issued under the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

3

[Reverse of Debenture]

APOGENT TECHNOLOGIES INC.

Floating Rate Convertible Senior Debentures due 2033

          Section 1. General. This Debenture is one of a duly authorized issue of debt securities of the Company (herein called the “Debentures”), issued under an Indenture, dated as of August [3], 2004, as amended or supplemented from time to time (the “Indenture”), among the Company, Fisher Scientific International Inc. (“Fisher”) and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, Fisher, the Trustee and the Holders of the Debentures and of the terms upon which the Debentures are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Debentures are those stated in the Indenture, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Debenture. To the extent that the terms, conditions and other provisions of this Debenture modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of the Indenture shall govern. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          Section 2. Interest and Payments. This Debenture will bear interest from August [3], 2004 or from and including the most recent Interest Payment Date to which Interest (including Contingent Interest) has been paid or duly provided for, as the case may be, at a per annum rate which will equal 3-month LIBOR, adjusted quarterly on each Interest Adjustment Date, as defined below, minus a spread of 125 basis points, which spread may be reset upon the occurrence of a Reset Transaction as described in the Indenture. Notwithstanding the foregoing, Interest for the initial interest period commencing August [3], 2004 shall accrue at the rate of 0.27% per annum. In no event shall any quarterly adjustments of the interest rate or resetting of the spread result in the interest rate borne by the Debentures being less than zero.

          We will pay interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2004, unless any such Interest Payment Date (other than an Interest Payment Date at maturity) would otherwise be a day that is not a business day, in which case the interest payment date will be postponed to the next succeeding business day (except if that business day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding business day). If the maturity date of the Debentures is a day that is not a business day, all payments to be made on such day will be made on the next succeeding business day, with the same force and effect as if made on the due date, and no additional interest will be payable as a result of such a delay in payment.

          On each Interest Determination Date for the Debentures, or as soon thereafter as practicable, the Calculation Agent shall determine the applicable Interest

Rates as provided for and contemplated by the Debentures. The Calculation Agent shall notify the Company and the Trustee of such Interest Rates as soon as reasonably practicable after the determination thereof. The Calculation Agent shall perform such other actions and undertake such other duties of the Calculation Agent as are described in the Indenture to be performed or undertaken by the Calculation Agent. The Calculation Agent shall not be responsible for calculating Contingent Interest.

          The term “3-month LIBOR” as determined by the Calculation Agent means, with respect to any Interest Determination Date:

     (1) the rate for 3-month deposits in United States dollars commencing on the related Interest Adjustment Date, that appears on the Moneyline Telerate Page 3750 (as described below) as of 11:00 A.M., London time, on the Interest Determination Date, unless fewer than two such offered rates so appear; or

     (2) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular Interest Determination Date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the related interest adjustment date, to prime banks in the London interbank markets at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

     (3) if fewer than two offered quotations referred to in clause (2) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular interest determination date by three major banks (which will not include our affiliates) in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that markets at that time; or

     (4) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (3), 3-month LIBOR in effect immediately prior to the particular Interest Determination Date.

          The term “Interest Determination Date” means the second London banking day preceding the related Interest Adjustment Date.

          The term “Interest Adjustment Date” means March 15, June 15, September 15 and December 15 of each year; provided that, if any Interest Adjustment Date would otherwise be a day that is not a Business Day, such Interest Adjustment Date shall be postponed to the next succeeding Business Day, except if such Business Day

2

falls in the next succeeding calendar month, such Interest Adjustment Date will be the immediately preceding Business Day.

          The term “London banking day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London.

          The term “Moneyline Telerate Page 3750” means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

          In addition, Contingent Interest will accrue on this Debenture during any quarterly interest period, commencing with the quarterly interest period beginning December 15, 2009, under the conditions specified in the Indenture at an amount equal to 0.0625% of the average Trading Price of the Debentures over the measuring period triggering the contingent interest payment.

          Interest on this Debenture, including Contingent Interest, will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Except as provided below, Interest (including Contingent Interest) will be paid (i) if this Debenture is represented by one or more Global Securities, to DTC in immediately available funds, (ii) if this Debenture is represented by one or more certificated Debentures by check mailed to the Holders of such Debentures unless, in the case of Holders of certificated Debentures having a principal amount of more than $5,000,000, such Holders shall have made written application to the Registrar not later than the relevant Regular Record Date requesting payment by wire transfer, in which case payment shall be made by wire transfer in immediately available funds. Principal will be paid (i) if this Debenture is represented by one or more Book-Entry Notes, to DTC in immediately available funds or (ii) if this Debenture is represented by one or more certificated Debentures, at our office or agency in New York City, which initially will be the office or agency of the trustee in New York City.

          Payments on this Debenture with respect to any Interest Payment Date or Maturity will include Interest (including Contingent Interest) accrued from and including the original date of issuance, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding such Interest Payment Date or Maturity, except as may otherwise be provided in the Indenture. Interest (including Contingent Interest) on the Debentures shall be computed on the basis of the actual number of days for which Interest is payable in the relevant interest period, divided by 360.

          Except as provided below, if any Debenture is surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Debenture shall not be entitled to receive any Interest (including Contingent Interest) that has accrued on such Debenture since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in

3

accordance with Indenture, any accrued and unpaid Interest (including Contingent Interest) on such Debenture shall be deemed to have been paid in full.

          If any Debenture is converted subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except Debentures called for redemption on a Redemption Date between such Regular Record Date and Interest Payment Date), the Holder of such Debenture at the close of business on such Regular Record Date shall be entitled to receive the Interest (including Contingent Interest) payable on such Debenture on such Interest Payment Date notwithstanding the conversion thereof. Any Debenture converted during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds of an amount equal to the Interest (including Contingent Interest) payable on such Interest Payment Date on the Debenture being surrendered for conversion. Except as provided in this Section 2 or in Indenture, no adjustments in respect of payments of Interest (including Contingent Interest) on any Debenture surrendered for conversion or any dividends or distributions or Interest (including Contingent Interest) on the Common Stock issued upon conversion shall be made upon the conversion of any Debenture.

          All percentages resulting from any calculation with respect Interest (including Contingent Interest) will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all dollar amounts used in or resulting from any such calculation with respect to this Debenture will be rounded to the nearest cent (with one-half cent being rounded upward).

          If an Interest Payment Date or Maturity for this Debenture falls on a day that is not a Business Day, payment of principal and Interest (including Contingent Interest) to be made on such day with respect to this Debenture will be made on the next succeeding day that is a Business Day (except if that Business Day falls in the next succeeding calendar month, that Interest Payment Date will be the immediately preceding Business Day) and if the date of Maturity is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day, with the same force and effect as if made on the due date, and no additional interest will be payable as a result of such a delay in payment.

          Section 3. Redemption. This Debenture is subject to redemption at the option of the Company, at any time on or after March 15, 2010, in whole or from time to time in part in increments of $1,000 or an integral multiple of $1,000 (provided that any remaining principal amount hereof shall be an authorized denomination), at a Redemption Price equal to 100% of the principal amount, plus accrued and unpaid Interest, including Contingent Interest, to, but excluding, the Redemption Date. However, payments due with respect to this Debenture on or prior to the Redemption Date will be payable to the Holder of this Debenture of record at the close of business on the relevant Regular Record Date specified on the face hereof, all as provided in the

4

Indenture. The Company may exercise such option by causing the Trustee to mail a notice of such redemption, at least 20 but not more than 60 calendar days prior to the date of redemption, in accordance with the provisions of the Indenture. In the event of redemption of this Debenture in part only, this Debenture will be cancelled and new Debentures representing the unredeemed portion hereof will be issued in the name of the Holder hereof.

          Section 4. Conversion. Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Debentures (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock (or, at the election of the Company as provided in the Indenture, cash or a combination of Common Stock and cash) at the Conversion Price in effect at the time of conversion, under certain circumstances set forth in the Indenture.

          A Debenture in respect of which a Holder has delivered a Repurchase Notice exercising the option of such Holder to require the Company to repurchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

          The initial Conversion Price is $59.09 per share of Common Stock (a Conversion Rate of approximately 16.9233 shares of Common Stock per $1,000 principal amount of Debentures), subject to adjustment in certain events described in the Indenture. A Holder that surrenders Debentures for conversion will receive cash or a check in lieu of any fractional share of Common Stock. The Company from time to time may voluntarily reduce the Conversion Price.

          To surrender a Debenture for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required.

          No fractional shares of Common Stock shall be issued upon conversion of any Debenture. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Debenture, the Company shall pay a cash adjustment as provided in the Indenture.

          No payment or adjustment will be made for dividends on the shares of Common Stock, except as provided in the Indenture.

          If Fisher(i) is a party to a consolidation, merger or binding share exchange (ii) reclassifies the Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Debenture into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of Fisher or such other Person.

5

          Section 5. Repurchase By the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture and at the option of the Holder, on December 15, 2008, March 15, 2010, December 15, 2014, December 15, 2019, December 15, 2024 and December 15, 2029, the Company shall become obligated to purchase all of such Holder’s Debentures, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, at a repurchase price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid Interest (including Contingent Interest) to, but excluding, the Repurchase Date. In addition, subject to the terms and conditions of the Indenture and at the option of the Holder, following the occurrence of a Change of Control, the Company shall become obligated to purchase all of such Holder’s Debentures, or any portion of the principal amount thereof that is equal to any integral multiple of $1,000, on the date that is 30 days after the date of the Company Notice given in connection with such Change of Control at a Repurchase Price equal to 100% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid Interest (including Contingent Interest) to, but excluding, the Change of Control Repurchase Date.

          To exercise an Optional Repurchase Right to have Debentures repurchased on December 15, 2008, March 15, 2010, December 15, 2014, December 15, 2019, December 15, 2024 and December 15, 2029, a Holder must deliver to the Trustee at its offices no later than the close of business on the third Business Day prior to the Optional Repurchase Date the following: a completed Repurchase Notice for Optional Repurchase Rights, the form of which is contained in Exhibit C hereto; and the Debenture or cause such Debenture to be delivered through the facilities of the Depositary, as applicable, with respect to which the repurchase right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

          To exercise a Change of Control Repurchase Right, a Holder must deliver to the Trustee at its offices on or prior to the close of business on the Business Day prior to the Change of Control Repurchase Date the following: a completed Repurchase Notice for Change of Control Repurchase Rights, the form of which is contained in Exhibit D hereto; and the Debentures or cause such Debentures to be delivered through the facilities of the Depositary, as applicable, with respect to which the repurchase right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

          Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If cash sufficient to pay the Repurchase Price of all Debentures or portions thereof to be purchased as of the Repurchase Date is deposited with the Paying Agent on the Business Day following the applicable Repurchase Date, Interest (including Contingent Interest) ceases to accrue on such Debentures (or portions thereof)

6

immediately after such applicable repurchase date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Debentures.

          Section 6. Tax Treatment. The Company agrees, and by acceptance of a beneficial ownership interest in the Debentures each beneficial holder of Debentures will be deemed to have agreed unless otherwise required by the Internal Revenue Service, for United States federal income tax purposes (1) to treat the Debentures as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the “Contingent Payment Regulations”) and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Debentures as a contingent payment and (2) to be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” within the meaning of the Contingent Payment Regulations, with respect to the Debentures. A Holder of Debentures may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Apogent Technologies Inc., One Liberty Lane, Hampton, New Hampshire 03842, Attention: General Counsel.

          Paying Agent, Calculation Agent, Conversion Agent and Registrar. The Bank of New York will act as Paying Agent, Calculation Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Calculation Agent, Conversion Agent or Security Registrar without notice, other than notice to the Trustee; provided, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

          Section 7. Sinking Fund. This Debenture is not subject to a sinking fund.

          Section 8. Events of Default. If any Event of Default with respect to Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

          Section 9. Modification or Waiver; Obligation of the Company Absolute. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Debentures. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Debentures, on behalf of the Holders of all Debentures, to waive, with respect to the Debentures, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture will be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of

7

transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and Interest (including Contingent Interest) on this Debenture at the times, places and rates herein prescribed and to convert this Debenture in accordance with the Indenture.

          Section 10. Satisfaction and Discharge. Provisions contained in the Indenture provide that the Company may satisfy and discharge its obligations under the Indenture while Debentures remain outstanding, subject to certain conditions, if all outstanding Debentures have become due and payable at their scheduled maturity or all outstanding Debentures have been redeemed.

          Section 11. Authorized Denominations. The Debentures are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the Debentures are exchangeable for a like aggregate principal amount of Debentures with a like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

          Section 12. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Debenture is registerable in the Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

          This Debenture is exchangeable for certificated Debentures only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Debentures in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

          No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Section 13. Owners. Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the

8

Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

          Section 14. Governing Law. The Indenture and the Debentures will be governed by and construed in accordance with the laws of the State of New York.

          Section 15. Defined Terms. All terms used in this Debentures that are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein.

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITIES

          The following increases or decreases in this Global Security have been made:

	Amount of decrease	Amount of increase	Principal Amount of	Signature of
	in Principal Amount	in Principal Amount	this Global Security	authorized signatory
	of this Global	of this Global	following such	of Trustee or
Date	Security	Security	decrease or increase	Securities Custodian

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM — as tenants in common

          TEN ENT — as tenants by the entireties

          JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT		Custodian

	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)

          Additional abbreviations may also be used though not in the above list.

          Fisher (as defined in the Indenture referred to in the Debentures upon which this notation is endorsed and hereinafter referred to as “Fisher”) hereby agrees to guarantee, on a senior unsecured basis (such guarantee by Fisher being referred to herein as the “Guarantee”) effective as of the date specified in Section 13.3 of the Indenture (i) the due and punctual payment of the principal of and Interest (including Contingent Interest) on the Debentures, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Debentures, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article 13 of the Indenture and (ii) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The Guarantee shall automatically, without action by any person, be effective on and after the Effective Date as defined in the Indenture.

          No stockholder, officer, director, employee or incorporator, as such, past, present or future, of Fisher shall have any liability under the Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Debentures upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

FISHER SCIENTIFIC INTERNATIONAL INC.

By:

Name:
Title:

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EXHIBIT B

ASSIGNMENT FORM

          To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint       to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Name:

(Print your name exactly as it appears on the face of this Security)

Dated:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

Signature
Guarantee*:

EXHIBIT C

REPURCHASE NOTICE FOR OPTIONAL REPURCHASE RIGHTS

          (1) We refer to the Indenture dated as of August [3], 2004 (the “Indenture”) among Apogent Technologies Inc., as issuer (the “Company”), Fisher Scientific International Inc. and The Bank of New York, as Trustee. Pursuant to Article 11 of the Indenture, the undersigned hereby requests and instructs the Company to repurchase this Debenture, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, in accordance with the terms and conditions specified in such Article 11.

          (2) The undersigned hereby directs the Trustee or the Company to pay the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus accrued and unpaid Interest, including Contingent Interest, to the Optional Repurchase Date (the “Optional Repurchase Price”), as provided in the Indenture.

          (3) The undersigned elects (check one):

☐	to receive the Optional Repurchase Price with respect to the following portions of the following Debenture:

Debentures certificate number:

Principal amount to be repurchased (if less than all): $

Remaining principal amount after repurchase: $

☐	to receive the Optional Repurchase Price with respect to the full principal amount of all of the Debentures that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Optional Repurchase Price for the full principal amount of all of the Debentures subject to this notice.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature(s)

If only a portion of this Debenture is to be repurchased, please indicate: 1. Principal amount to be repurchased: $                   2. Remaining principal amount after repurchase: $

Social Security or Other Taxpayer Identification Number

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EXHIBIT D

REPURCHASE NOTICE FOR CHANGE OF CONTROL

REPURCHASE RIGHTS

TO:	Apogent Technologies Inc.
One Liberty Lane
Hampton, New Hampshire 03842

          Pursuant to the Indenture dated as of August [3], 2004 (the “Indenture”), among Apogent Technologies Inc., as issuer (the “Company”), Fisher Scientific International Inc. (“Fisher”) and The Bank of New York, as Trustee, the undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Change of Control (as defined in the Indenture) with respect to the Company or Fisher, as applicable, and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with Interest (including Contingent Interest) accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Your Name:

(Print your name exactly as it appears on the face of this Security)

Dated:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

     Social Security or other Taxpayer Identification Number:

       Principal amount to be repurchased (if less than all): $

     Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT E

FORM OF CONVERSION NOTICE

TO:	Apogent Technologies Inc.
One Liberty Lane
Hampton, New Hampshire 03842

          Pursuant to the Indenture dated as of August [3], 2004 (the “Indenture”), among Apogent Technologies Inc., as issuer (the “Company”), Fisher Scientific International Inc. and The Bank of New York, as Trustee, the undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock and/or cash or a combination thereof in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of Interest (including Contingent Interest) accompanies this Security.

Your Name:

(Print your name exactly as it appears on the face of this Security)

Dated:

Your Signature:

(Sign exactly as your name appears on the face of this Security)

     Social Security or other Taxpayer Identification Number:

       Principal amount to be repurchased (if less than all): $

Signature Guarantee*:

          Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

(Name)

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

(Street Address)

(City, State and Zip Code)

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EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

          This Supplemental Indenture, dated as of [                   ](this “Supplemental Indenture” or “Guarantee”), among [Insert Name of New Guarantor] (the “New Guarantor”), Apogent Technologies Inc. (together with its successors and assigns, the “Company”), Fisher Scientific International Inc. (“Fisher”), each other Guarantor under the Indenture (as defined below) and The Bank of New York, as Trustee under the Indenture referred to below.

     W I T N E S S E T H:

          WHEREAS, the Company, Fisher and the Trustee have heretofore executed and delivered an Indenture, dated as of August [3], 2004 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $[345] million of Floating Rate Convertible Senior Debentures due 2033 of the Company (the “Securities”);

          WHEREAS, Section 13.1 of the Indenture provides that the Company is required to cause each Subsidiary (including any created or acquired by the Company) which becomes a guarantor under the Credit Agreement to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary will unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of and Interest (including Contingent Interest), if any, on the Securities on a senior basis; and

          WHEREAS, pursuant to Section 7.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, Fisher, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

Definitions

          SECTION 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

Agreement to be Bound; Guarantee

          SECTION 2.1. Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

          SECTION 2.2. Guarantee.

          (a) The New Guarantor hereby unconditionally guarantees, on a joint and several basis with the other Guarantors, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company under the Indenture or the Securities, that:

     (1) the principal of, and Interest (including Contingent Interest) on the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, Interest (including Contingent Interest) on the Debentures, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee thereunder or under the Indenture will be promptly paid in full, all in accordance with the terms thereof; and

     (2) in case of any extension of time for payment or renewal of any Debentures or any of such other Obligations, that the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

          (b) Notwithstanding the foregoing, in the event that the Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the New Guarantor under the Indenture shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          (c) The New Guarantor hereby agrees that its obligations hereunder shall be unconditional, regardless of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions of the Securities or the Indenture, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

          (d) The New Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the

2

Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee made pursuant to this Supplemental Indenture will not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.

          (e) To evidence the Guarantee made pursuant to this Supplemental Indenture, the New Guarantor hereby agrees that a notation of such Guarantee shall be endorsed by an Officer of the New Guarantor on each Debenture authenticated and delivered by the Trustee on and after the Issue Date, which Guarantee will be effective as of the date of this Supplemental Indenture.

          (f) Notwithstanding the foregoing, the New Guarantor hereby agrees that the Guarantee made pursuant to this Supplemental Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Debenture a notation of such Guarantee.

          (g) If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates the Debenture on which the Guarantee made pursuant to this Supplemental Indenture is endorsed, such Guarantee shall be valid nevertheless.

          (h) The delivery of any Debenture by the Trustee, after the authentication thereof under the Indenture, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of the New Guarantor as of the date of this Supplemental Indenture.

          (i) If any Holder or the Trustee is required by any court or otherwise to return to the Company or the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, the Guarantee made pursuant to this Supplemental Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (j) The New Guarantor hereby agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The New Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand:

     (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 4 of the Indenture for the purposes of the Guarantee made pursuant to this Supplemental Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby; and

     (2) in the event of any declaration of acceleration of such obligations as provided in Article 4 of the Indenture, such Obligations (whether or not due

3

and payable) shall forthwith become due and payable by the New Guarantor for the purpose of the Guarantee made pursuant to this Supplemental Indenture.

          (k) The Guarantors shall have the right to seek contribution from any other non paying Guarantor so long as the exercise of such right does not impair the rights of the Holders or the Trustee under the Guarantees made pursuant to this Indenture.

ARTICLE III

Miscellaneous

          SECTION 3.1. Notices. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

          SECTION 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

          SECTION 3.3. Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

          SECTION 3.4. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

          SECTION 3.5. Ratification of Indenture; Supplemental Indentures Part of Indenture; Trustee’s Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          SECTION 3.6. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          SECTION 3.7. Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

          [NEW GUARANTOR],

as a Guarantor

By:

Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:

Name:
Title:

APOGENT TECHNOLOGIES INC.

By:

Name:
Title:

FISHER SCIENTIFIC INTERNATIONAL INC.

By:

Name:
Title:

[GUARANTORS]

By:

Name:
Title:

5